Filed pursuant to Rule 424(b)(3)
File Nos. 333-117106 and 333-117106-01

PROSPECTUS

FIRST FINANCIAL CAPITAL TRUST I

Offer to Exchange Its
7.0% Capital Securities, Series B
(liquidation amount $1,000 per capital security)
Which Have Been Registered Under The Securities Act of 1933
For Any and All Of Its Outstanding
7.0% Capital Securities, Series A
(liquidation amount $1,000 per capital security)
Fully and Unconditionally Guaranteed,
to the Extent Described in this Prospectus, By

FIRST FINANCIAL HOLDINGS, INC.

            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2004, UNLESS EXTENDED.

            First Financial Capital Trust I is offering and selling upon the terms and subject to the conditions described in this prospectus, as amended and supplemented from time to time, and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to and including $45 million aggregate liquidation amount of its 7.0% capital securities, Series B, referred to as the exchange capital securities, which have been registered under the Securities Act of 1933, as amended, by a registration statement of which this prospectus is a part, for a like amount of its outstanding 7.0% capital securities, Series A, referred to as the original capital securities, of which $45 million aggregate liquidation amount are issued and outstanding.

            This prospectus and the letter of transmittal are first being mailed to all holders of the 7.0% capital securities, Series A on or about July 26, 2004.

            See "Risk Factors" beginning on page 17 to read about the risks that you should consider in deciding whether to tender the 7.0% capital securities, Series A in the exchange offer.

            These securities are not deposits or accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

            Neither the Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved these securities or determined that this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

The date of this Prospectus is July 23, 2004.

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AVAILABLE INFORMATION

            First Financial Holdings, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and files reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC's telephone number is 1-800-SEC-0330. You may also access information about First Financial through the SEC's electronic data gathering, analysis and retrieval system, commonly referred to as EDGAR, via electronic means, including the SEC's home page on the Internet (http://www.sec.gov). The common stock of First Financial is traded on the Nasdaq National Market Tier of the Nasdaq Stock Market under the symbol "FFCH," and you can review information about First Financial by visiting The Nasdaq Stock Market web site (http://www.nasdaq.com). Our web site is http://www.firstfinancialholdings.com. Information contained in our web site does not constitute part of this prospectus.

            No separate financial statements of First Financial Capital Trust I, also referred to as the Trust, have been included in this prospectus and no separate financial statements will be prepared in the future. We do not consider that such financial statements would be material to holders of the securities offered by this prospectus because the Trust: (i) is a newly-formed special purpose entity, (ii) has no independent operations and (iii) is not engaged in and does not propose to engage in any activity other than holding as trust assets junior subordinated deferrable interest debt securities of First Financial, issuing the capital and common securities and engaging in incidental activities. The obligations of the Trust are fully and unconditionally guaranteed by First Financial to the extent the Trust has funds available to meet such obligations as and to the extent set forth under "Description of Exchange Guarantee." Taken together, First Financial's obligations under its junior subordinated deferrable interest debt securities, the indenture, the trust agreement and the guarantee will provide, on a subordinated basis, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities. First Financial does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the SEC.

            This prospectus constitutes a part of a registration statement on Form S-4 filed by us and the Trust with the SEC under the Securities Act of 1933, as amended, also referred to as the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and reference is made to the registration statement and to the exhibits relating to such registration statement for further information with respect to First Financial Holdings, Inc. and the exchange securities. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            We are incorporating by reference information into this prospectus, which means that we are disclosing important information to you by referring you to documents filed with the SEC. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

            The following documents that we have filed with the SEC are incorporated into this prospectus by reference:

  First Financial's Annual Report on Form 10-K for the fiscal year ended September 30, 2003;
  First Financial's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;
  First Financial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;
  First Financial's Current Report on Form 8-K filed on March 24, 2004; and
  First Financial's Current Report on Form 8-K filed on April 20, 2004.

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            In addition, all documents filed by First Financial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus through the date of the closing of the exchange offer shall be deemed incorporated by reference herein from their respective dates of filing.

            Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the documents incorporated by reference from the SEC or the SEC's Internet web site as described above. Documents incorporated by reference also are available from us without charge, including any exhibits specifically incorporated by reference therein. You may obtain a copy of our filings with the SEC at no cost, by writing or telephoning us at the following address:

Investor Relations First Financial Holdings, Inc. P.O. Box 118068 Charleston, South Carolina 29423-8068 843-529-5933

            When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus is used to offer and sell the exchange capital securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

            As used in this prospectus, "we" and "us" and "our" refer to First Financial Holdings, Inc. and, depending on the context, its consolidated subsidiaries, including First Federal Savings and Loan Association of Charleston.

FORWARD LOOKING STATEMENTS

            Some of the information presented or incorporated by reference into this prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions. Forward-looking statements include:

  statements of our goals, intentions and expectations;
  statements regarding our business plans, prospects, growth and operating strategies;
  statements regarding the quality of our loan and investment portfolios; and
  estimates of our risks and future costs and benefits.

            These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

  changes in general economic conditions, either nationally or in our market area;
  changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources;
  fluctuations in the demand for loans in our market area;
  our ability to control costs and expenses;

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  our ability to efficiently incorporate acquisitions into our operations;
  our ability to successfully complete consolidation and conversion activities;
  our ability to manage loan delinquency rates;
  costs and effects of litigation;
  increased competitive pressures among financial services companies;
  changes in consumer spending, borrowing and savings habits;
  legislative or regulatory changes that adversely affect our business;
  adverse changes in the securities markets;
  changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; and
  other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

            We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this prospectus. The statements in the "Risk Factors" section of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements.

            We disclaim any obligation to announce publically future events or developments that affect the forward-looking statements contained in this prospectus or in any of the documents incorporated by reference into this prospectus.

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SUMMARY

            The following information is a summary of the significant terms of the offering of exchange capital securities. You should carefully read this prospectus to understand fully the terms of the exchange capital securities, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your original capital securities for the exchange capital securities. You should pay special attention to the "Risk Factors" section beginning on page 17 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you.

First Financial Holdings, Inc.

            First Financial is the savings and loan holding company for First Federal Savings and Loan Association of Charleston, referred to as First Federal. We offer a variety of financial services to meet the needs of the communities we serve. We conduct our financial services business through our principal operating subsidiaries, First Federal and First Southeast Insurance Services, Inc. and The Kimbrell Insurance Group. Our primary market areas cover counties located in coastal South Carolina and North Carolina from the Hilton Head area of Beaufort County to the Sunset Beach area of Brunswick County, North Carolina and Florence County. We attract deposits from the general public and use these deposits, together with borrowings and other funds, to originate and purchase one- to four-family residential mortgage loans, and, to a lesser extent, commercial and multi-family real estate, mobile home, land, commercial business and consumer loans. We also invest in mortgage-backed securities secured by one- to four-family residential mortgages, U.S. government agency obligations and other permissible investments.

            At March 31, 2004, we had total consolidated assets of approximately $2.5 billion, deposits of $1.5 billion, borrowings of $771.6 million and stockholders' equity of $169.8 million.

            At March 31, 2004, our gross loan portfolio totaled $1.9 billion, including $1.1 billion of one- to four-family residential first mortgage loans (including $68.2 million of residential construction loans), $212.4 million of commercial and multi-family real estate loans, $137.7 million of mobile home loans, $87.7 million of land loans, $52.2 million of commercial business loans, and $262.3 million of consumer loans (including $169.3 million of home equity loans). In addition, on that date we had $386.6 million of mortgage-backed securities and $72.1 million of other investment securities, including $35.2 million of Federal Home Loan Bank stock. Nearly all of our first and second mortgage loans (excluding mortgage-backed securities) are secured by properties located in the State of South Carolina.

            First Federal is a federally chartered savings association and, accordingly, is subject to comprehensive regulation and oversight by the Office of Thrift Supervision, referred to as the OTS. First Federal is a member of the Federal Home Loan Bank of Atlanta, referred to as the FHLB. First Federal was the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina at March 31, 2004, based on asset size as reported by the OTS. As the savings and loan holding company of First Federal, First Financial is also subject to regulation and oversight by the OTS. The deposits of First Federal are insured by the Federal Deposit Insurance Corporation, referred to as the FDIC, up to applicable limits.

            First Southeast Insurance Services, Inc. operates as an independent insurance agency and brokerage through eleven offices, with seven located throughout the coastal region of South Carolina, two offices in Florence County and one office each in Columbia and Lake Wylie, South Carolina with revenues consisting principally of commissions paid by insurance companies. One of our stated long-term objectives is diversification of our revenue sources. Increasingly, we have sought to achieve this objective through either the purchase of insurance agencies or assets of insurance agencies. We also believe these acquisitions present significant cross-sales opportunities and provide us with the ability to offer an expanded menu of products to customers. In this regard, in January 2004 we acquired The Kimbrell Company, Inc., The Kimbrell Company, Inc./Florida, Preferred Markets, Inc., Preferred Markets, Inc./Florida and Atlantic Acceptance Corporation, based in Murrells Inlet, South Carolina.

            The acquired companies provide and finance excess and surplus lines insurance products and standard lines insurance products, including workers' compensation, to more than 1,400 retail agents in North and South Carolina, Virginia, Florida, Georgia, Alabama and Tennessee. The two Kimbrell companies and the Preferred companies are now operated by us under the name The Kimbrell Insurance Group.

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            We also own First Southeast Investor Services, Inc., an introducing broker-dealer registered with the National Association of Securities Dealers, Inc. First Southeast Investor Services offers a variety of investment products and services in strategically located offices throughout our market area.

            Our principal executive offices are located at 34 Broad Street, Charleston, South Carolina 29401. Our telephone number is (843) 529-5933. Our common stock is traded on the Nasdaq National Market Tier of the Nasdaq Stock Market under the symbol "FFCH."

            Additional information about First Financial and its subsidiaries is included in documents incorporated by reference in this prospectus. You should refer to "Available Information."

First Financial Capital Trust I

            First Financial Capital Trust I is a statutory trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the institutional trustee, the Delaware trustee and the three individual administrators, who are officers of First Financial. The Trust exists for the exclusive purposes of:

  issuing and selling the original capital securities and the exchange capital securities, collectively referred to as the capital securities;
  using the proceeds from the sale of the capital securities and common securities to acquire junior subordinated deferrable interest debt securities issued by First Financial; and
  engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated deferrable interest debt securities are the sole assets of the Trust, and payments under the junior subordinated deferrable interest debt securities are the sole revenues of the Trust.

            All of the common securities of the Trust are owned by First Financial.

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The Exchange Offer

The Exchange Offer	Up to and including $45 million aggregate liquidation amount of exchange capital securities are being offered in exchange for a like aggregate liquidation amount of original capital securities. Original capital securities may be tendered for exchange in whole or in part in an aggregate liquidation amount of $100,000 (100 original capital securities) or any integral multiple of $1,000 (one original capital security) in excess of $100,000. Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus up to and including $45 million aggregate principal amount of our 7.0% junior subordinated deferrable interest debt securities, Series A, also referred to as the original debt securities, for a like aggregate principal amount of our 7.0% junior subordinated deferrable interest debt securities, Series B, also referred to as the exchange debt securities. We refer to the original debt securities and the exchange debt securities collectively as the debt securities.

We, together with the Trust, are making the exchange offer in order to satisfy our respective obligations under the registration rights agreement relating to the original capital securities. For a description of the procedures for tendering original capital securities, please read "The Exchange Offer -- Procedures for Tendering Original Capital Securities."

Expiration Date	5:00 p.m., New York City time, on September 10, 2004 unless the exchange offer is extended by us and the Trust, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, which may be waived by us and the Trust in our sole discretion. The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered.

Terms of the Exchange Offer	We and the Trust reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the original capital securities, (ii) to terminate the exchange offer if certain specified conditions have not been satisfied, (iii) to extend the expiration date of the exchange offer and retain all original capital securities tendered as a result of the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities, or (iv) to waive any condition or otherwise amend the terms of the exchange offer in any respect.

Withdrawal Rights	Tenders of original capital securities may be withdrawn at any time on or prior to the expiration date by delivering a written notice of such withdrawal to the exchange agent in conformity with certain procedures as set forth under "The Exchange Offer -- Withdrawal Rights."

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Procedures for Tendering Original Capital Securities	Certain brokers, dealers, commercial banks, trust companies and other nominees who hold original capital securities through The Depository Trust Company, or DTC, must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program, or ATOP. Beneficial owners of original capital securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender original capital securities under the exchange offer. Tendering holders of original capital securities that do not use ATOP must complete and sign a letter of transmittal in accordance with the instructions contained in such letter and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the certificates of the original capital securities to be tendered or in compliance with the specified procedures for guaranteed delivery of original capital securities. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal. Letters of transmittal and certificates representing original capital securities should not be sent to us or the Trust. Such documents should only be sent to the exchange agent.

Resales of Exchange Capital Securities	We and the Trust are making the exchange offer in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust has sought our own interpretive letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the SEC, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder of such exchange capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing the exchange capital securities, or any broker-dealer who purchased the original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned interpretive letters;
  will not be permitted or entitled to tender such original capital securities in the exchange offer; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities unless such sale is made in reliance on an exemption from such requirements.

In addition, as described in this prospectus, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

  it is not an affiliate of us or the Trust;
  any exchange capital securities to be received by it are being acquired in the ordinary course of its business;
  it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and
  if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act of such exchange capital securities.

Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such exchange capital securities. See "Plan of Distribution."

The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the SEC in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities that represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it

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may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement and to the limitations described in this prospectus under "The Exchange Offer -- Resales of Exchange Capital Securities," we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Exchange Agent	The exchange agent with respect to the exchange offer is the institutional trustee of the Trust, Wilmington Trust Company. The address, telephone and facsimile number of the exchange agent are set forth in"The Exchange Offer -- Exchange Agent" and in the letter of transmittal.
Use of Proceeds	Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities.
Certain Federal Income Tax Considerations	The exchange of original capital securities for exchange capital securities will not be a taxable exchange for Federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of such exchange.
ERISA Considerations	You should review the information set forth under "ERISA Considerations" prior to tendering original capital securities in the exchange offer.

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The Exchange Capital Securities

Securities Offered	Up to $45 million aggregate liquidation amount of exchange capital securities, liquidation amount $1,000 per exchange capital security, have been registered under the Securities Act. The exchange capital securities will be issued as were the original capital securities under the amended and restated declaration of trust, dated as of March 24, 2004, relating to the trust by and among us, as Sponsor, Wilmington Trust Company, as institutional trustee, Wilmington Trust Company, as Delaware trustee, and the administrators, also referred to as the trust agreement. The exchange capital securities and any original capital securities that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken certain actions or exercised certain rights under the trust agreement. The terms of the exchange capital securities are identical in all material respects to the terms of the original capital securities, except that the exchange capital securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the original capital securities and will not provide for any increase in the distribution rate.

Distributions	You will be entitled to receive cumulative cash distributions at the annual rate of 7.0% of the liquidation amount of $1,000 per exchange capital security. Distributions will accumulate from the date the Trust issued the original capital securities and will be paid quarterly in arrears on January 7th, April 7th, July 7th and October 7th of each year, beginning on July 7, 2004. The record dates will be the 15th day immediately preceding the relevant payment date. Since the exchange offer will be consummated after the first record date, June 22, 2004, distributions will be paid on the original capital securities accumulated from and after March 24, 2004 through July 7, 2004, and distributions will be paid on the exchange capital securities from and after July 7, 2004. The amount of each distribution with respect to the capital securities will include amounts accumulated to, but excluding the applicable distribution payment date. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

Extension Periods	So long as no event of default relating to the debt securities has occurred and is continuing, we have the right, at one or more times, to defer interest payments on the debt securities for up to 20 consecutive quarterly periods. All such extensions will end on an interest payment date and will not extend beyond April 6, 2034, the stated maturity date of the debt securities, or beyond any optional redemption date or special event redemption date. During an extension period, we are restricted from paying dividends or making distributions on our capital stock, redeeming, repurchasing or acquiring or making liquidation payments with respect to our capital stock or making any payments on our debt securities that rank equal to or junior to the debt securities, except in limited circumstances.

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If we defer interest payments on the debt securities, the Trust will also defer quarterly distributions on the capital securities during the extension period. During this extension period, the debt securities will continue to accrue interest and the capital securities will continue to accumulate distributions. During any extension period, distributions will continue to accumulate on the capital securities and on any accumulated and unpaid distributions, compounded quarterly from the relevant distribution payment date at the coupon rate. If the Trust defers your distributions, you will still be required to accrue interest income and include it in your gross income for federal income tax purposes, even if you are a cash basis taxpayer.

Ranking	Our obligations under the debt securities are unsecured and subordinated to payment of our senior and subordinated debt, to the extent and in the manner set forth in the indenture, dated as of March 24, 2004, as amended and supplemented from time to time, between us and Wilmington Trust Company, as indenture trustee, governing the debt securities, referred to as the indenture, and will be effectively subordinated to all of the existing and future liabilities and preferred equity of our subsidiaries, including First Federal's deposit liabilities. At March 31, 2004, First Financial had $46.4 million of senior indebtedness, not including obligations of First Federal.

Exchange Guarantee	We are offering to exchange our guarantee, also referred to as the exchange guarantee, of payments of cash distributions and payments in liquidation of the Trust or redemption of the exchange capital securities for the existing guarantee, also referred to as the original guarantee, in respect of the original capital securities. We refer to the original guarantee and the exchange guarantee collectively as the guarantees. We will, on a subordinated basis, fully, irrevocably and unconditionally guarantee:

payment of distributions on the capital securities; payments on liquidation of the Trust; and payments on redemption of the capital securities, in each case, to the extent the Trust has funds legally available to pay such amounts.
If we do not make a payment on the debt securities, the Trust will not have sufficient funds to make the related payment on the capital securities. Our guarantees do not assure the payment of distributions or other amounts when the Trust does not have sufficient funds to make that payment. However, taken together, our obligations under the guarantees, the debt securities, the indenture and the trust agreement, will provide, on a subordinated basis, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities.

Our obligations under the guarantees are unsecured and subordinated to payment of our senior debt and will be effectively subordinated to all of the existing and future liabilities and preferred equity of our subsidiaries, including First Federal's deposit liabilities.

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Distribution of Debt Securities	At any time, we will have the right to liquidate the Trust and cause the exchange debt securities to be distributed to holders of exchange capital securities and common securities in liquidation of the Trust, subject to receipt of any required regulatory approval, and an opinion of counsel that such liquidation and distribution will not result in a taxable event to holders of exchange capital securities. The exchange debt securities will have terms and conditions that are identical to those of the exchange capital securities. If we elect to liquidate the Trust and thereby cause the exchange debt securities to be distributed to holders of the exchange capital securities, we will, for instance, have the same rights, subject to the receipt of any required regulatory approval, to redeem such exchange debt securities as if the exchange debt securities were held by the Trust.

In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust in which the exchange debt securities are not distributed to you, then you, as the holders of the exchange capital securities, will be entitled to receive for each exchange capital security, after satisfaction of creditors of the Trust, a liquidation amount of $1,000 plus accumulated and unpaid distributions thereon (including interest thereon) to, but excluding, the date of payment. The Trust will be able to make this distribution in cash only if the exchange debt securities are redeemed by us. For more information, please refer to "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Debt Securities."

Maturity and Redemption	The exchange debt securities will mature on April 6, 2034, unless redeemed prior to such date if certain conditions are met. The Trust will redeem the exchange capital securities when we pay the exchange debt securities at maturity or upon any earlier redemption of the exchange debt securities.
We may redeem all or part of the debt securities at any time on or after April 7, 2009. In addition, we may redeem the debt securities at our option, in whole but not in part, at any time prior to April 7, 2009 if:

  certain tax events occur;
  there is a change in the way the capital securities would be treated for regulatory capital purposes; or
  there is a change in the Investment Company Act of 1940, referred to as the Investment Company Act, that requires the Trust to register under that law.

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We may have to obtain regulatory approvals, including the approval of the OTS, before we redeem any exchange debt securities prior to maturity. If we redeem the exchange debt securities, you will receive the liquidation amount of $1,000 per exchange capital security plus any accrued and unpaid distributions, including additional distributions accrued during an extension period and not paid to the date of redemption. If such redemption occurs prior to April 7, 2009, you will be entitled to a redemption price calculated at a premium above the liquidation amount. For more information, please refer to "Description of Exchange Debt Securities - Special Event Redemption."

Transfer Restriction	The exchange capital securities will be issued, and may be transferred, only in blocks having an aggregate liquidation amount of not less than $100,000 (100 exchange capital securities) or any integral multiple of $1,000 in excess of thereof. Any such transfer of exchange capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the Exchange Capital Securities	The exchange capital securities will be a new issue of securities for which there is no market. Although the initial purchaser of the original capital securities intends to make a market in the exchange capital securities, in a manner permitted under applicable securities laws, Sandler O'Neill & Partners, L.P., the initial purchaser, is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development, maintenance or liquidity of any trading market for the exchange capital securities. We do not intend to seek a listing of the exchange capital securities on any national securities exchange or on The Nasdaq Stock Market, Inc.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should see "ERISA Considerations."
Voting Rights	As a holder of the exchange capital securities, you will have no voting rights, except in limited circumstances. You should read "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information.

Risk Factors	For a discussion of considerations relevant to an investment in the capital securities or the exchange of original capital securities for exchange capital securities which should be carefully considered by you, please read "Risk Factors."

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SELECTED CONSOLIDATED FINANCIAL INFORMATION

            Set forth below is our selected consolidated financial and other information as of, and for, the six month periods ended March 31, 2004 and 2003 and as of and for each of the five fiscal years ended September 30, 2003. This financial information should be read in conjunction with our audited consolidated financial statements and related notes and other financial information included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, together with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, incorporated into this prospectus by reference. Please see "Available Information." The selected consolidated financial information for the six months ended March 31, 2004 is not necessarily indicative of the operating results for the fiscal year or any other interim period.

	At March 31,		At September 30,
	2004	2003	2003	2002	2001	2000	1999
	(unaudited)		(In thousands, except per share amounts)
Selected Financial Condition Data:
Total assets	$2,455,616	$2,214,105	$2,322,882	$2,264,674	$2,325,664	$2,256,511	$2,070,752
Loans receivable, net	1,806,968	1,830,061	1,801,932	1,924,828	1,905,333	1,838,497	1,742,150
Mortgage-backed securities	386,595	175,663	303,470	133,568	208,153	247,095	181,245
Investment securities and FHLB stock	72,057	38,741	43,687	37,035	39,409	45,492	37,743
Deposits	1,470,395	1,446,417	1,481,651	1,440,271	1,395,785	1,241,295	1,219,848
Total borrowings	771,553	564,805	622,075	603,907	715,066	828,022	677,241
Stockholders' equity	169,832	161,437	163,006	165,648	156,893	137,851	125,881
Book value per common share	13.53	12.69	13.02	12.55	11.71	10.35	9.43

	For the Six Months Ended March 31,		For the Fiscal Year Ended September 30,
	2004	2003	2003	2002	2001	2000	1999
	(unaudited)		(In thousands, except per share amounts)
Selected Operating Data:
Interest income	$ 63,797	$ 69,752	$134,381	$154,026	$173,277	$161,642	$ 140,832
Interest expense	25,049	29,677	55,921	71,342	102,908	98,888	80,394
Net interest income	38,748	40,075	78,460	82,684	70,369	62,754	60,438
Provision for loan losses	3,250	3,135	6,235	5,888	4,975	2,745	2,765
Net interest income after provision for loan losses	35,498	36,940	72,225	76,796	65,394	60,009	57,673
Other income	18,890	19,693	40,965	30,959	24,918	18,310	15,314
Non-interest expenses	36,310	35,003	70,781	63,944	55,143	47,884	43,280
Income tax expense	6,434	7,753	15,198	15,659	12,610	10,507	10,400
Net income	$ 11,644	$ 13,877	$ 27,211	$ 28,152	$ 22,559	$ 19,928	$ 19,307
Net income per common share:
Basic	$ 0.93	$ 1.06	$ 2.12	$ 2.10	$ 1.69	$ 1.49	$ 1.44
Diluted	$ 0.90	$ 1.04	$ 2.07	$ 2.04	$ 1.64	$ 1.47	$ 1.40

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	At or For the Six Months Ended March 31,		At or For the Fiscal Year Ended September 30,
	2004	2003	2003	2002	2001	2000	1999
	(unaudited)
Performance Ratios:
Return on average assets (ratio of net income to average total assets)(1)	0.97%	1.24%	1.21%	1.23%	0.98%	0.91%	0.99%
Return on average stockholders' equity (ratio of net income to average stockholders' equity)(1)	14.04	16.92	16.65	17.29	15.27	15.21	15.38
Gross interest margin(1)(2)	3.35	3.72	3.66	3.69	3.00	2.77	2.99
Net interest margin (net interest and dividend income to average interest-earning assets)(1)	3.42	3.83	3.74	3.82	3.20	2.99	3.22
Efficiency ratio (non-interest expense to net interest and dividend income and non- interest income excluding gains on sales of securities and real estate operations)	64.04	59.39	59.76	56.29	58.76	59.45	57.23
Dividend payout ratio	47.31	35.85	35.85	32.38	36.69	37.58	33.33

Asset Quality Ratios:
Allowance for loan losses to net loans	0.81	0.84	0.83	0.82	0.84	0.84	0.84
Allowance for loan losses to nonperforming loans	148.54	134.08	147.06	129.77	141.44	178.65	202.08
Nonperforming assets to loans and real estate and other assets acquired in settlement of loans	0.77	0.82	0.79	0.78	0.77	0.79	0.74
Non-performing assets to total assets at end of period	0.56	0.68	0.61	0.67	0.63	0.64	0.62
Ratio of net charge-offs during the period to average loans outstanding during the period(1)	0.39	0.37	0.38	0.31	0.23	0.10	0.06

Capital Ratios:
Average stockholders' equity to average total assets	6.90	7.34	7.23	7.10	6.40	5.99	6.42
Tangible capital to tangible assets at end of period(3)	6.75	7.39	7.12	7.59	7.01	6.55	6.37
Core capital to adjusted tangible assets at end of period(3)	6.75	7.39	7.12	7.59	7.01	6.55	6.37
Risk-based capital to risk-weighted assets at end of period(3)	11.37	11.55	11.40	11.75	10.71	10.56	10.53

Ratio of Earnings to Fixed Charges(4)
Including deposit interest	1.72x	1.73x	1.76x	1.61x	1.34x	1.31x	1.37x
Excluding deposit interest	2.31x	2.50x	2.51x	2.42x	1.75x	1.64x	1.95x

Other Data:
Number of branch offices at end of period	46	44	45	44	44	40	38
Cash dividends declared per common share	$0.44	$0.38	$0.76	$0.68	$0.62	$0.56	$0.48

(1)	Rates presented for the six months ended March 31, 2004 and 2003 are annualized.
(2)	Gross interest margin was determined by subtracting the average rate paid on interest-bearing liabilities during the period from the average yield earned on interest-earning assets during the period.
(3)	Represents regulatory capital ratios for First Federal.
(4)	Earnings used in computing the ratios shown consist of earnings from continuing operations before taxes and interest expense. Fixed charges, excluding interest on deposits, represent interest expense on borrowings. Fixed charges, including interest on deposits, represent all of the foregoing items plus interest on deposits. Interest expense (other than on deposits) includes interest on FHLB borrowings, and other borrowed funds.

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RISK FACTORS

            Prospective investors in the exchange capital securities should carefully review the information contained elsewhere or incorporated by reference in this prospectus and should particularly consider the following factors, which do not necessarily appear in the order of importance. Investors should consider all of these factors to be important. Because holders of the exchange capital securities may receive exchange debt securities in exchange therefor upon liquidation of the Trust, prospective investors in the exchange capital securities are also making an investment decision with regard to the exchange debt securities and should carefully review all the information regarding the exchange debt securities contained in this prospectus.

RISKS RELATED TO YOUR INVESTMENT IN
THE EXCHANGE CAPITAL SECURITIES

Future regulatory action may entitle First Financial to redeem the debt securities prior to maturity, in which case the Trust will redeem the capital securities.

            Historically, issuer trusts, such as the Trust, have been consolidated by their parent companies for accounting purposes. In addition, bank holding companies have been permitted to treat trust preferred securities, such as the capital securities, as Tier 1 capital under the rules and regulations of the Board of Governors of the Federal Reserve System, referred to as the Federal Reserve, relating to minority interests in equity accounts of consolidated subsidiaries.

            In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (as revised in December 2003), or FIN 46, which addresses the consolidation rules to be applied to "variable interest entities." As a result of FIN 46, variable interest entities, such as the Trust, generally can no longer be treated as consolidated subsidiaries of the companies that use them to issue trust preferred securities. Consequently, we have not consolidated the Trust's assets and liabilities on our balance sheet. See "Accounting Treatment."

            In May 2004, the Federal Reserve issued a proposal that would allow bank holding companies to hold up to 25% of their Tier 1 capital in the form of "restricted core capital elements" (provided goodwill is deducted from the calculation) which includes securities such as the capital securities. Amounts in excess of this amount would be included in Tier 2 capital, subject to certain restrictions according to the proposal. The Federal Reserve noted that while under generally accepted accounting principles, also referred to as GAAP, securities such as capital securities generally continue to be accounted for as equity at the level of the trust that issues them, but not as minority interest in the equity accounts of a consolidated subsidiary on the bank holding company's balance sheet, this treatment (and FASB's changes in GAAP accounting for such instruments) does not necessarily change the regulatory capital treatment of that instrument. The Federal Reserve proposal was open for comment through July 11, 2004 and sometime after that time, the Federal Reserve will promulgate its final rule, which may or may not be in the form of the May 2004 proposal. Although First Financial, as a savings and loan holding company, is not subject to bank holding company capital requirements, if (contrary to the recently proposed rule) Tier 1 capital treatment were to be disallowed by the Federal Reserve in the future, then First Financial may, at its option, redeem the debt securities resulting in a mandatory redemption of the capital securities. Under such circumstances, no additional cash distributions would be paid on the exchange capital securities after they were redeemed and you would lose whatever future potential income you may have expected to receive as a holder of the exchange capital securities. If a special event redemption occurs prior to April 7, 2009, the redemption price will be at a premium, as set forth in "Description of Exchange Capital Securities - Redemption" and "Description of Exchange Debt Securities - Special Event Redemption"; however, the yield you earn on any reinvestment of the redemption proceeds might be less than the yield earned on the capital securities.

The Trust will not be able to make payments on the capital securities to you if it does not receive payments from us on the debt securities.

            The ability of the Trust to make payments due on the exchange capital securities is solely dependent on us making payments on the exchange debt securities as and when required. If we default on our obligations to pay principal or interest on the exchange debt securities, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the exchange capital securities. As a result, you will not be able to rely upon our exchange guarantee for payment of these amounts. Instead, you may seek legal redress against us directly to collect payments owed to you or rely on the institutional trustee to enforce the rights of the Trust under the exchange debt securities against us.

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Further, the exchange capital securities, the exchange guarantee, the exchange debt securities and the indenture do not limit our ability to incur additional debt, including debt that is senior to the exchange debt securities in priority of payment, or the ability of our subsidiaries to incur debt or issue preferred equity.

            For more information on payments under the exchange guarantee and the exchange debt securities, you should read "Description of Exchange Debt Securities -- Subordination" and "Description of Exchange Guarantee -- Status of the Exchange Guarantee."

We cannot make payments under the exchange guarantee or the exchange debt securities if we default on our obligations that are more senior.

            Our obligations under the exchange guarantee and the exchange debt securities are unsecured and rank:

  junior to all of our other borrowings, except those borrowings that by their terms are equal;
  junior to all of our subsidiaries' liabilities, including First Federal's deposit accounts and preferred equity, if any; and
  senior to our common stock and preferred equity, if any.

            This means that we cannot pay under the exchange guarantee or the exchange debt securities if we default on payments on our senior debt. In addition, if the maturity of our senior debt is accelerated, we cannot pay under the exchange guarantee or the exchange debt securities until all of our accelerated senior debt is paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would not be permitted to pay under the exchange guarantee and the exchange debt securities until we have paid all of our senior liabilities. At March 31, 2004, First Financial had $46.4 million of senior debt, not including the obligations of First Federal.

The right of the Trust to receive payments on the exchange debt securities will generally have a junior position to claims of creditors and any preferred equity holders of our subsidiaries, which can limit your ability to receive payments on the exchange capital securities.

            As a holding company, our right to receive any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors and preferred equity holders of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. For example, if First Federal were liquidated or reorganized, depositors of First Federal would have the right to receive distributions from First Federal before us unless we were considered a creditor of First Federal. Accordingly, the exchange debt securities and the exchange guarantee will be effectively subordinated to all existing and future liabilities and any preferred equity of our direct and indirect subsidiaries, and you should look only to our assets for payments on the exchange capital securities and the exchange debt securities. At March 31, 2004, First Federal had total liabilities, including deposits, of $2.2 billion.

Banking laws and regulations limit our access to funds from our affiliates, which may prevent us from making payments under the exchange debt securities and the exchange guarantee.

            We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debt securities should look only to us for payments on the exchange debt securities. We are a unitary savings and loan holding company regulated by the OTS, and a substantial majority of our operating assets are owned by First Federal. We rely primarily on dividends from First Federal to meet our obligations for payment of corporate expenses, to pay cash dividends to our common stockholders, to engage in share repurchase programs, and to pay principal and interest on our outstanding debt, and will rely on such dividends to pay principal, premium and interest on the exchange debt securities and make payments under the exchange guarantee. The OTS limits all capital distributions by First Federal directly or indirectly to us, including dividend payments. A federal savings association, such as First Federal, that is a subsidiary of a savings and loan holding company, must file a notice with the OTS for each proposed capital distribution, and, if the total amount of all capital distributions, including each proposed capital distribution, in any calendar year exceeds the total of the savings association's net income for that year to date plus its retained net income for the preceding two years, then the savings association must file an application to receive the approval of the OTS for the proposed capital distribution. Based on dividends paid in the 2004, 2003 and 2002 calendar years, First Federal must file an application with and receive the approval of the OTS before additional dividends may be paid until our calendar year 2004 net income

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exceeds $9.9 million. During the first quarter of the 2004 calendar year, we received OTS approval for First Federal to dividend $3.0 million to us.

            In addition to the OTS limits, First Federal may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage ratio requirements. Under the prompt corrective action provisions of the Federal Deposit Insurance Act or FDIA, First Federal is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, First Federal would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on First Federal's current financial condition, we do not expect that this provision will have any impact on First Federal's ability to pay dividends to us. Payment of dividends by First Federal also may be restricted at any time at the discretion of the OTS if it deems the payment to constitute unsafe or unsound banking practice.

            We cannot assure you that First Federal will be able to pay dividends to us at past levels, or at all, in the future. You should also read the section entitled "Regulation" in our Annual Report on Form 10-K for the year ended September 30, 2003, which is incorporated in this prospectus by reference.

            In addition to regulatory restrictions on the payment of dividends, First Federal is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of First Federal. These restrictions prevent affiliates of First Federal, including us, from borrowing from First Federal, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of First Federal's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of First Federal's capital stock and surplus. As of March 31, 2004, approximately $17.4 million of credit was available to us under this limitation.

            If we do not receive sufficient cash dividends or borrowings from First Federal, then it is unlikely that we will have sufficient funds to make payments on the exchange debt securities and the exchange guarantee, thereby leaving insufficient funds for the Trust to make payments to you on the exchange capital securities.

We can defer interest payments on the exchange debt securities, causing your payments under the exchange capital securities to stop, which will have tax consequences to you and may affect the market price of the exchange capital securities.

            So long as no event of default relating to the exchange debt securities has occurred and is continuing, we have the right, at one or more times, to defer interest payments on the exchange debt securities for up to 20 consecutive quarterly periods. All deferrals will end on an interest payment date and will not extend beyond April 6, 2034, the stated maturity date of the exchange debt securities, or beyond any optional redemption date or special event redemption date. During an extension period, we are restricted from paying dividends or making distributions on our capital stock, redeeming, repurchasing or acquiring or making liquidation payments with respect to our capital stock or making any payments on our debt securities that rank equal to the exchange debt securities, except in limited circumstances.

            If we defer interest payments on the exchange debt securities, the Trust will also defer quarterly distributions on the exchange capital securities during the extension period. During this extension period, the exchange debt securities will continue to accrue interest, and distributions will continue to accrue on the exchange capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution payment date at the coupon rate. For more information, please refer to "Description of Exchange Capital Securities -- Distributions."

            When any extension period ends, we are required to pay all interest then accrued and unpaid on the exchange debt securities, in which event we may elect to begin a new extension period. There is no limitation on the number of times that we may elect to begin an extension period. You should read "Description of Exchange Capital Securities -- Distributions" and "Description of Exchange Debt Securities -- Option to Extend Interest Payment Date."

            If we exercise our right to defer payments of interest on the exchange debt securities, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your exchange capital securities for United States federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash, even if you are a cash basis taxpayer. Furthermore, if you dispose of your exchange capital securities prior to the record date for the distribution payment, you will not receive, from the Trust, the cash related to this interest income. For more information

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on possible adverse tax consequences to you, you should read"Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemptions of Exchange Capital Securities."

            As a result of our right to defer interest payments, the market price of the exchange capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options. We do not currently intend to exercise our right to defer interest payments on the exchange debt securities. However, if we exercise this right in the future, the market price of the exchange capital securities will probably be affected. The exchange capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the exchange debt securities. If you sell your exchange capital securities during an extension period, you may not receive the same return on your investment as someone else who continues to hold the exchange capital securities.

Distribution of exchange debt securities may have a possible adverse effect on trading price.

            We have the right to dissolve the Trust at any time if such dissolution and any distribution of the debt securities would not result in a taxable event to the holders of the capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the debt securities to holders of the capital securities and the common securities.

            Under current United States federal income tax laws, a distribution of exchange debt securities to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is not classified for United States federal income tax purposes as a grantor trust at the time it is dissolved, the distribution of exchange debt securities to you would be a taxable event. In addition, if there is a change in law, a distribution of exchange debt securities to you on the dissolution of the Trust could also be a taxable event.

            Your investment may decrease in value if the exchange debt securities are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market price or market prices for the exchange debt securities that may be distributed. Accordingly, the exchange debt securities that you receive upon a distribution, or the exchange capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the exchange capital securities. Because you may receive the exchange debt securities, you must also make an investment decision with regard to the exchange debt securities. You should carefully review all of the information regarding the exchange debt securities contained in this prospectus.

In the event we redeem the exchange debt securities before their stated maturity, you may not be able to reinvest your principal at the same or a higher rate of return.

            Under the following circumstances, we may redeem the exchange debt securities before their stated maturity:

  We may redeem the exchange debt securities, in whole or in part, at any time on or after April 7, 2009.
  We may redeem the exchange debt securities in whole, but not in part, within 90 days after certain occurrences at any time during the life of the Trust, including prior to April 7, 2009. These occurrences may include adverse tax, investment company or bank regulatory developments. You should read "Description of Exchange Debt Securities -- Special Event Redemption."

            You should assume that we will exercise our redemption option if we are able to obtain capital at a lower cost than we must pay on the exchange debt securities or if it is otherwise in our interest to redeem the exchange debt securities. If the exchange debt securities are redeemed, the Trust must redeem exchange capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of exchange debt securities redeemed, and any subsequent reinvestment of your principal may not be able to earn a return that is as high as you were earning on the exchange capital securities.

You will have limited voting rights.

            As a holder of exchange capital securities, you will have limited voting rights. You can vote only to modify certain terms of the exchange capital securities or to remove the institutional and Delaware trustees of the Trust upon a limited number of events. You will not have any voting rights regarding First Financial or the administrators or with respect to any matters submitted to a vote of the holders of the common securities. You should read "Description of Exchange Capital Securities -- Removal of Trustees" and "-- Voting Rights; Amendment of the Trust Agreement" for more information on your limited voting rights.

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The limited covenants relating to the exchange capital securities and the exchange debt securities do not protect you.

            The covenants in the governing documents relating to the exchange capital securities and the exchange debt securities are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the exchange debt securities or the guarantee.

Trading characteristics of the exchange capital securities may create adverse tax consequences for you.

            The exchange capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying exchange debt securities. If you dispose of your exchange capital securities between the record date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the exchange debt securities allocable to the exchange capital securities through the date of disposition in your income. If interest on the exchange debt securities is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debt securities deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "- Sales or Redemptions of Exchange Capital Securities" for more information on possible adverse tax consequences to you.

Your failure to exchange original capital securities may adversely affect your ability to sell such securities.

            The original capital securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the applicable securities laws or in a transaction not subject to such laws, and in each case in compliance with certain other conditions and restrictions. Original capital securities which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of original capital securities which remain outstanding will not be entitled to any rights to have such original capital securities registered under the Securities Act or to any similar rights under the registration rights agreement, subject to certain limited exceptions. We and the Trust do not intend to register under the Securities Act any original capital securities which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that original capital securities are tendered and accepted in the exchange offer, your ability to sell untendered original capital securities could be adversely affected.

            The exchange capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the trust agreement. See "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

Absence of ratings and public market; restrictions on resale.

            The exchange capital securities have not been rated by any rating agency. The original capital securities were issued to, and we believe such securities are currently owned by, a relatively small number of beneficial owners. The original capital securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the exchange capital securities. Although the exchange capital securities may be resold or otherwise transferred by the holders, who are not affiliates of First Financial or the Trust, without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market and will be transferable only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities). There is no existing market for the exchange capital securities and there can be no assurance as to:

  the development, maintenance or liquidity of any trading market for the exchange capital securities;
  the ability of the holders to sell the exchange capital securities; or

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  the price, if any, at which holders of the exchange capital securities will be able to sell their exchange capital securities.

            Future trading prices of the exchange capital securities will depend on many factors, including, among others, prevailing interest rates, our operating results, the market for similar securities and regulatory events. The initial purchaser has informed the Trust and us that it intends to make a market in the exchange capital securities. However, the initial purchaser is not obligated to do so and any such activity may be terminated at any time without notice to the holders of the exchange capital securities. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer. See "Plan of Distribution." Accordingly, we cannot assure you that an active public market or other market will develop for the exchange capital securities, or as to the liquidity of or the trading market for the exchange capital securities. If an active public market does not develop, the market price and liquidity of the exchange capital securities may be adversely affected. In addition, neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. See "Plan of Distribution."

            Notwithstanding the registration of the exchange capital securities in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of us or the Trust may publicly offer for sale or resell the exchange capital securities only in compliance with the provisions of Rule 144 under the Securities Act.

            Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market- making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. See "Plan of Distribution."

We are not obligated to notify you of defects or irregularities in the exchange offer procedures.

            Subject to conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the exchange capital securities in exchange for original capital securities under the exchange offer will be made only after a timely receipt by the Trust of:

  a book-entry confirmation evidencing the tender of such original capital securities through ATOP; or
  certificates representing such original capital securities, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents.

            Therefore, holders of the original capital securities desiring to tender such original capital securities should allow sufficient time to ensure timely delivery. See "The Exchange Offer -- Acceptance for Exchange and Issuance of Exchange Capital Securities" and "-- Procedures for Tendering Original Capital Securities." Neither we nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of original capital securities for exchange.

RISKS RELATING TO FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

            Like most financial institutions, our profitability and our cash flows substantially depend upon our net interest income. Net interest income is the difference between interest earned on loans and securities and interest expense incurred on deposits and borrowings. Our net interest income is impacted by changes in market rates of interest, the interest rate sensitivity of our assets and liabilities, prepayments on our loans and securities and limits on increases in the rates of interest charged on our loans. We expect that we will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. Certain assets and liabilities react in different degrees to changes in market interest rates. Further, interest rates on certain types of assets and liabilities may fluctuate prior to changes in market interest rates, while rates on other types of assets and liabilities

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may lag behind changes in market interest rates. Additionally, certain assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates.

            We cannot control or accurately predict changes in market rates of interest. The following are some factors that may affect market interest rates, all of which are beyond our control:

  inflation;
  slow or stagnant economic growth or recession;
  unemployment;
  money supply and the monetary policies of the Federal Reserve Board;
  international disorders; and
  instability in domestic and foreign financial markets.

            Falling market interest rates may also increase the level of voluntary prepayments on our loans and mortgage-backed securities, resulting in the receipt of proceeds that are reinvested at a lower rate than the loan or mortgage-backed security being prepaid. In addition, if new originations fail to keep pace with the level of prepayments, our interest-earning assets will decrease, resulting in a further adverse impact on net interest income. For the fiscal year ended September 30, 2003 and the six months ended March 31, 2004, our net interest income, net interest rate spread and net interest margin all decreased as compared to the same prior year period, principally due to the effect of accelerated loan prepayments resulting from lower market interest rates and our reinvestment of funds received in lower yielding assets. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, given our current volume and mix of interest-bearing liabilities and interest-earning assets, if market interest rates remain at their present levels for a prolonged period of time or decline further, the cash flows from continued high levels of prepayments would be reinvested at lower yields while our cost of funds may remain relatively flat, resulting in a material adverse effect on our profitability.

            We are also vulnerable to an increase in interest rates because our interest-earning assets generally have longer maturities than our interest-bearing liabilities. Under such circumstances, material and prolonged increases in interest rates will negatively affect our net interest income. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume, securities portfolio and overall profitability. Although we attempt to manage our interest rate risk, we cannot assure you that changes in interest rates will not have a material adverse effect on our financial condition and results of operations.

            In addition, we sell a significant amount of conventional fixed rate residential mortgage loans in the secondary market. Increases in interest rates adversely affect the volume of loan originations for both First Federal and its third party loan originators by reducing the demand for mortgages for home purchases, as well as the demand for refinancing of existing mortgages. To the extent that interest rates in future periods were to increase substantially, we would expect overall originations to decline which could result in a decrease in our gains on sales of loans. We have experienced a significant decrease in our mortgage originations during the six months ended March 31, 2004 as compared to the first six months of fiscal 2003.

Decreases in interest rates may adversely affect the value of our servicing asset.

            Decreases in interest rates lead to increases in the prepayment of mortgages by borrowers, which may reduce the value of our servicing asset. The servicing asset is the estimated present value of the fees we expect to receive on the mortgages we service over their expected term. If prepayments increase above expected levels, the value of the servicing asset decreases because the amount of future fees expected to be received by us decreases. We may be required to recognize this decrease in value by taking a charge against our earnings, which would cause our profits to decrease. We have experienced an increase in prepayments of mortgages as interest rates have decreased dramatically during the past two years, which has impacted the value of our servicing asset. We recognized impairment charges on our servicing portfolio of $1.4 million during the six months ended March 31, 2004. The impairment charge for a comparable period

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in fiscal 2003 was $1.5 million. We believe, based on historical experience, that the amount of prepayments and related impairment charges should decrease if interest rates increase.

We are subject to risks in servicing loans for others.

            We are also affected by mortgage loan delinquencies and defaults on mortgage loans that we service for third parties. Under certain types of servicing contracts, we, as servicer, must forward all or part of the scheduled payments to the owner of the mortgage loan, even when mortgage loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require us, as servicer, to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. We will generally recover our advances from the mortgage owner or from liquidation proceeds when the mortgage loan is foreclosed upon. However, in the interim, we must absorb the cost of funds advanced during the time the advance is outstanding. Further, we must bear the increased costs of attempting to collect on delinquent and defaulted mortgage loans. In addition, if a default is not cured, the mortgage loan will be repaid as a result of foreclosure proceedings. As a consequence, we are required to forego servicing income from the time the loan becomes delinquent, and into the future.

Our business may be adversely affected if we fail to effectively manage our credit risk.

            Our recent operating strategy has included an increased emphasis on originating and/or purchasing non-residential loans, especially commercial business and consumer loans. These types of loans are subject to various lending risks which could adversely impact our results of operations and financial condition.

            Commercial and Multi-Family Real Estate Loans. Commercial and multi-family real estate loans were $212.4 million, or 11.4%, of our total loan portfolio at March 31, 2004, including commercial and multi-family real estate construction loans of $33.6 million, or 1.8%, of our total loan portfolio. These loans are generally considered to be riskier than one- to four-family first mortgage loans because they typically have larger balances and are more likely to be affected by adverse conditions in the economy. Commercial and multi-family real estate loans also involve a greater degree of risk than one- to four-family residential mortgage loans because they usually have unpredictable cash flows and are more difficult to evaluate and monitor. For example, repayment of multi-family loans is dependent, in large part, on sufficient cash flow from the property to cover operating expenses and debt service. Rental income might not rise sufficiently over time to meet increases in the loan rate at repricing, or increases in operating expenses (i.e., utilities, taxes). As a result, impaired loans are difficult to identify early. Because payments on loans secured by income properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by factors outside the borrower's control, such as adverse conditions in the real estate market or the economy or changes in government regulation. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan and the value of the security for the loan may be impaired. In addition, many of our commercial real estate loans are not fully amortizing and contain large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment. Our commercial and multi-family construction loans are subject to similar risks as our residential construction loans, described below.

            Because our loan portfolio contains a significant number of commercial and multi-family real estate loans with relatively large balances, the deterioration of one or a few of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could cause an increase in the provision for loan losses and an increase in loan charge-offs which could adversely impact our results of operations and financial condition.

            Construction and Land Loans. At March 31, 2004, residential construction loans totaled $68.2 million, or 3.7%, of our total loan portfolio. Approximately $34.3 million of our residential construction loans were for pre-sold homes and the balance for sale to unidentified buyers. A substantial majority of our residential construction loans are made to finance the construction of owner-occupied homes and are structured to be converted to permanent loans at the end of the construction phase. Our construction loans are based upon estimates of costs to construct and value associated with the completed project, and these estimates may be inaccurate. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. Delays in completing the project may arise from labor problems, material shortages and other unpredictable contingencies. If the estimate of the cost of construction is inaccurate, we may be required to advance

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additional funds to complete construction. If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of the project.

            Land loans, which are loans made with land as security, totaled $87.7 million, or 4.7%, of our total loan portfolio at March 31, 2004. Land loans include both residential lot financing and loans secured by land used for business purposes. Compared to one- to four-family first mortgage loans, land loans may involve larger loan balances to single borrowers, and the payment experience may be dependent on the successful development of the land and the sale of the lots. These risks can be significantly impacted by supply and demand conditions.

            Mobile Home Lending.  We have a significant portion of our loan portfolio in mobile home loans. As of March 31, 2004 mobile home loans totaled $137.7 million, or 7.4%, of our total loan portfolio. Mobile home lending involves additional risks as a result of higher loan-to-value ratios usually associated with these types of loans. Mobile home lending may also involve higher loan amounts than other types of consumer loans. The most frequent purchasers of mobile homes are retirees and younger, first time buyers. These borrowers may be deemed to be relatively high credit risks due to various factors, including, among other things, the manner in which they have handled previous credit, the absence or limited extent of their prior credit history or limited financial resources. Mobile home loan customers have historically been more adversely impacted by weak economic conditions, loss of employment and increases in other household costs. Consequently, mobile home loans bear a higher rate of interest, have a higher probability of default and may involve higher delinquency rates and greater servicing costs relative to loans to more creditworthy borrowers. In addition, the values of mobile homes decline over time and higher levels of inventories of repossessed and used mobile homes may affect the values of collateral and result in higher charge-offs and provisions for loan losses. During recent years, the level of default on mobile homes has increased and the resale market has been flooded with higher numbers of repossessed units. We believe that current market conditions remain weak for resale of inventory. While we expect the total outstanding balance of mobile homes to grow over time, we do not anticipate that the mobile home portfolio will represent a significantly greater proportion of the portfolio than is currently the case.

            Commercial Business Loans. At March 31, 2004, commercial business loans were $52.2 million, or 2.8%, of our total loan portfolio. Repayment of our commercial loans is often dependent on cash flow of the borrower, which may be unpredictable, and collateral securing these loans may fluctuate in value. Our commercial loans are primarily made based on the cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral is accounts receivable, inventory, equipment or real estate. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. Other collateral securing loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

            Consumer Loans. Our consumer loans were $262.3 million, or 14.1%, of our total loan portfolio, at March 31, 2004. Of this amount, $169.3 million, or 9.1%, of our total loan portfolio, were home equity loans, with the remainder comprised of personal loans and lines of credit available to individuals for various purposes, including the purchase of automobiles, boats, other recreational vehicles, home improvements and personal investments, as well as credit cards. Consumer loans may entail greater risk than one- to four-family first mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

            Like all financial institutions, every loan we make carries a risk that it will not be repaid in accordance with its terms or that any collateral securing it will not be sufficient to assure repayment. This risk is affected by, among other things:

  cash flow of the borrower and/or the project being financed;
  in the case of a collateralized loan, the changes and uncertainties as to the future value of the collateral;

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  the credit history of a particular borrower;
  changes in economic and industry conditions; and
  the duration of the loan.

            At March 31, 2004, our allowance for loan losses as a percentage of net loans was 0.81%. Regulatory agencies, as an integral part of their examination process, review our loans and allowance for loan losses. Although we believe our loan loss allowance is adequate to absorb probable losses in our loan portfolio, we cannot predict these losses or whether our allowance will be adequate or that regulators will not require us to increase this allowance. Any of these occurrences could materially and adversely affect our business, financial condition, prospects and profitability.

Acquisitions may disrupt our business and adversely affect our operating results.

            In January 2004, we completed our acquisition of the Kimbrell Insurance Group. We expect to continue to grow by acquiring insurance agencies or assets of insurance agencies, other financial institutions, related businesses or branches of other financial institutions that we believe provide a strategic fit with our business. To the extent that we grow through acquisitions, we cannot assure you that we will be able to adequately or profitably manage this growth. Acquiring other insurance agencies or assets of insurance agencies, banks, businesses or branches involves risks commonly associated with acquisitions, including:

  potential exposure to unknown or contingent liabilities of insurance agencies or assets of insurance agencies, financial institutions, businesses or branches we acquire;
  exposure to potential asset quality issues of the acquired insurance agencies or assets of insurance agencies, financial institutions, businesses or branches;
  difficulty and expense of integrating the operations and personnel of insurance agencies or assets of insurance agencies, financial institutions, businesses or branches we acquire;
  potential disruption to our business;
  potential diversion of our management's time and attention;
  the possible loss of key employees and customers of the insurance agencies or assets of insurance agencies, financial institutions, businesses, or branches we acquire;
  difficulty in estimating the value of the insurance agencies or assets of insurance agencies, banks, businesses or branches to be acquired; and
  potential changes in banking, insurance or tax laws or regulations that may affect the insurance agencies, financial institutions or businesses to be acquired.

Our business may be adversely affected by downturns in the local economies on which we depend or by natural disasters occurring in our market area that could adversely impact our results of operations and financial condition.

            Changes in economic conditions, particularly an economic slowdown in South Carolina, could hurt our business. Our business is directly affected by political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in governmental monetary and fiscal policies and inflation, all of which are beyond our control. An increase in unemployment, a decrease in real estate values or increases in interest rates could weaken the local economy. A deterioration in economic conditions, in particular an economic slowdown within South Carolina, could result in the following consequences, any of which could hurt our business materially:

  loan delinquencies may increase because borrowers may not be able to repay their loans;
  problem assets and foreclosures may increase;
  demand for our products and services may decline; and

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  collateral for loans made by us, especially real estate, may decline in value, in turn reducing a client's borrowing power, and reducing the value of assets and collateral associated with our loans held for investment.

            A downturn in the South Carolina real estate market could hurt our business. Our business activities and credit exposure are concentrated in South Carolina. A downturn in the South Carolina real estate market could hurt our business because many of our loans are secured by real estate located within South Carolina. As of March 31, 2004, approximately 95% of our real estate loan portfolio consisted of loans secured by real estate located in South Carolina. If there were a significant decline in real estate values, especially in South Carolina, the collateral for our loans would provide less security. As a result, our ability to recover on defaulted loans by selling the underlying real estate would be diminished, and we would be more likely to suffer losses on defaulted loans.

            A significant portion of our business is conducted in coastal areas. These areas have been, and may in the future be, subject to hurricanes and other potentially damaging storms. Hurricane or other major storm damage to properties securing our loans or to properties we own could have a material adverse effect on us. Damage from these storms could also materially reduce our income from insurance operations, and insurance companies may be less inclined to issue new policies to property owners in these areas after paying out large claims due to property damage from a hurricane or other major storm. In addition, a significant portion of our insurance commission income consists of contingency commissions, which represents income received from insurance companies based on the growth, volume or profitability of policies written by them in prior periods. To the extent these insurance companies sustain significant losses due to claims following a hurricane or other major storm, future contingency commissions paid to us could be materially reduced.

Strong competition within our market area may reduce our ability to attract and retain deposits and originate loans.

            We face competition both in originating loans and in attracting deposits. Competition in the banking and financial services industry is intense. The types of institutions we compete with include commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. As a result of their size and ability to achieve economies of scale, certain of our competitors offer a broader range of products and services than we offer. In addition, our competitors may offer products at interest rates that, if we match, could adversely affect our net interest margin. As a result, our profitability depends upon our continued ability to successfully compete in our market area while achieving our investment objectives.

Loss of key personnel may hurt our operations.

            We are dependent on a limited number of key management personnel. The loss of our president and chief executive officer or other senior executive officers, because of death or other reasons, could have a material adverse impact on our operations because other officers may not have the experience and expertise to readily replace these individuals. As a result, the Board of Directors may have to search outside of our business structure for qualified, permanent replacements. This search may be prolonged and we cannot assure you that we would be able to locate and hire qualified replacements. We do not have any plans to obtain a "key man" life insurance policy for any of our officers, or other employees.

Future governmental regulation and legislation could limit our future growth.

            We are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of our operations. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and deposit insurance funds. The impact of any changes to these laws may negatively impact our ability to expand our services to increase the value of our business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, any changes could be materially adverse to us.

USE OF PROCEEDS

            Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities and the exchange guarantee. In consideration for issuing the exchange capital securities in exchange for original capital securities as described in this prospectus, the Trust will receive original capital securities in like liquidation amount. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled.

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            All of the proceeds from the sale by the Trust of its original capital securities and common securities were invested by the Trust in the original debt securities. The net proceeds we received from the sale of the $45 million aggregate principal amount of our original debt securities, were approximately $43.5 million, net of estimated commissions and other estimated offering expenses. We utilized $24.1 million of the net proceeds from the sale of the original debt securities to pay off our line of credit with another bank which we used for working capital. At December 31, 2003, the interest rate on the line of credit was 3.17%. The interest rate was a variable rate of interest based on one-month LIBOR plus 2.00%. The line of credit was secured by the outstanding capital stock of First Federal.

            The remainder of the net proceeds was retained for working capital and other corporate purposes, which may include stock repurchases and potential acquisitions, as well as contributions to First Federal to support its future growth.

ACCOUNTING TREATMENT

            In January 2003, the FASB issued FIN 46 (as revised in December 2003), which provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 generally requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. Under this new guidance, the Trust is considered to be a variable interest entity that does not satisfy the conditions for consolidation. Accordingly, for financial reporting purposes, we treat the Trust as an unconsolidated subsidiary, and, in our consolidated balance sheet, report the aggregate principal amount of the debt securities we issue to the Trust as liabilities, with offsetting assets for the cash and common securities we receive from the Trust. In our consolidated statements of operations, we report interest payable on the debt securities as interest expense, offset by distributions we receive on the common securities.

            Our reports that we file under the Exchange Act include a footnote to the consolidated financial statements stating that:

  we own 100% of the outstanding common securities of the Trust;
  the Trust is an unconsolidated subsidiary;
  the sole assets of the Trust are the debt securities (specifying the principal amount, interest rate and maturity date of the debt securities); and
  our obligations under the trust agreement, the debt securities and related indenture and the guarantees, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

            We expect that the Trust will not be required to provide separate reports under the Exchange Act.

CAPITALIZATION

            The following table sets forth our consolidated capitalization at March 31, 2004. You should read this table in conjunction with our consolidated financial statements and related notes contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, incorporated herein by reference.

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March 31, 2004 (unaudited) (In thousands)

Long-term borrowings:
Junior subordinated debt securities; net of common securities(1)	$ 45,000
Other long-term borrowings(2)	160,000
Total long-term borrowings	$205,000
Stockholders' equity:
Preferred stock, $.01 par value; 3,000,000 shares authorized, none issued and outstanding	$ ---
Common stock, $.01 par value; 24,000,000 shares authorized, 15,991,069 shares issued and 12,550,447 shares outstanding	160
Additional paid-in capital	43,031
Retained earnings-partially restricted	182,242
Accumulated other comprehensive (loss) (net of taxes)(3)	2,204
Treasury stock, 3,440,622 shares at cost	(57,805)

Total stockholders' equity	$169,832
Total long-term borrowings and stockholders' equity	$374,832

(1)	As discussed under "Accounting Treatment," we report the $46.4 million aggregate principal amount of the debt securities we issue to the Trust as liabilities and recorded offsetting assets for the $45.0 million cash and $1.4 million of common securities received from the Trust in our consolidated balance sheet. The $45.0 million aggregate liquidation amount of the capital securities is equal to the aggregate principal amount of the debt securities less the aggregate liquidation amount of the common securities.
(2)	Certain FHLB advances due beyond one year provide the issuer with a one-time option to call the long-term borrowing due on a specified date prior to maturity. Not included in the long-term borrowing amount in the table above are $125 million of these advances with call option dates within one year after March 31, 2004.
(3)	Includes only net unrealized loss on securities available for sale.

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FIRST FINANCIAL HOLDINGS, INC.

            First Financial is a savings and loan holding company incorporated under the laws of Delaware in 1987. We are headquartered in Charleston, South Carolina and operate First Federal. Insurance agency operations are conducted under other First Financial subsidiaries, First Southeast Insurance Services, Inc. and Kimbrell Insurance Group, Inc. We also own First Southeast Investor Services, Inc., a South Carolina corporation organized in 1998 for the purpose of operating as a broker-dealer. Our current strategies focus on: (i) emphasizing lending secured by one-to four-family residential first mortgages, (ii) increasing our commercial and consumer loan portfolios, (iii) maintaining asset quality, (iv) increasing core deposit balances, (v) managing our exposure to interest rate risk, (vi) improving non-interest income, (vii) controlling non-interest expenses and (viii) increasing our insurance brokerage and trust businesses.

            First Federal, chartered in 1934, is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina based on asset size. First Federal is a federally-chartered stock savings and loan association that conducts its business through operation centers located in Charleston and Conway along with 38 full service retail branch sales offices, five in-store (Wal-Mart Supercenters) retail branch sales offices and three limited service branches located in the following counties: Charleston County (16), Berkeley County (2), Dorchester County (4), Hilton Head area of Beaufort County (3), Georgetown County (2), Horry County (13), Florence County (5) and the Sunset Beach area of Brunswick County, North Carolina (1).

            Our business consists primarily of acting as a financial intermediary by attracting deposits from the general public and using these funds, together with borrowings and other funds, to originate first mortgage loans on residential properties located in our primary market areas. We also make construction, consumer, non-residential mortgage and commercial business loans and invest in mortgage-backed securities, federal government and agency obligations, money market obligations and certain corporate obligations. Through our own subsidiaries or subsidiaries of First Federal, we also engage in full-service brokerage activities, property, casualty, life and health insurance, third party administrative services, trust and fiduciary services, reinsurance of private mortgage insurance and certain passive investment activities.

            We face strong competition, both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from commercial banks, other savings associations, mortgage banking companies and credit unions making loans secured by real estate located in South Carolina. Commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. We attract substantially all of our deposits through our branches, primarily from the communities in which those offices are located; therefore, competition for those deposits is principally from commercial banks, savings associations and credit unions located in these areas, as well as from brokerage houses offering various non-insured investment products such as money market funds, stock and fixed income mutual funds, and other corporate and government securities. We compete for deposits by offering a variety of deposit accounts at competitive rates, quality customer service, convenient business hours and branch locations with interbranch deposit and withdrawal privileges.

            Our insurance subsidiaries also face strong competition. On personal accounts we primarily compete with large national insurance companies such as State Farm and Nationwide. We compete for personal accounts by offering a wide scope of products that have varying underwriting requirements and by providing excellent, personalized service. On commercial accounts our competitors range from local independent insurance agents to national insurance brokerage firms, depending on the size of the account. We compete on commercial accounts by offering competitive rates through our representation of a large number of insurance carriers and by providing superior customer service.

REGULATION AND SUPERVISION

            We are subject to extensive federal and, to a lesser extent, state regulation. We are subject to examination and supervision by the OTS, as our chartering agency, and by the Federal Deposit Insurance Corporation, or the FDIC, as the deposit insurer. We, as a unitary savings and loan holding company, are regulated, examined and supervised by the OTS. We are required to file certain reports with, and otherwise comply with the rules and regulations of the OTS and of the SEC under the federal securities laws. The OTS has primary enforcement responsibility over federally chartered savings associations and has substantial discretion to impose enforcement action on an institution that fails to comply with its regulatory requirements, particularly with respect to its capital requirements. In addition, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular federally chartered savings association and, if action is not taken by the Director, the FDIC has authority to take such action under certain circumstances.

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            This regulation and supervision establishes a comprehensive framework of activities in which we can engage and is intended primarily for the protection of the deposit insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Regulations affecting banks and financial services companies undergo continuous modification and the ultimate effect of such changes cannot be predicted. Regulations and laws may be modified at any time, and new legislation may be enacted that affects us, our bank and non-bank subsidiaries. Any change in such regulation, whether by the OTS, the FDIC or Congress could have a material adverse impact on our operations.

            Almost all of our assets consist of our investment in First Federal, our principal subsidiary. Thus, our ability to pay principal of, and premium and interest on, the debt securities depends almost entirely on cash dividends we receive from First Federal. The OTS limits all capital distributions by First Federal directly or indirectly to us, including dividend payments. As the subsidiary of a savings and loan holding company, First Federal currently must file a notice with the OTS for each capital distribution. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years, then First Federal must file an application to receive the approval of the OTS for the proposed capital distribution. Based on dividends paid in the 2004, 2003 and 2002 calendar years, First Federal must file an application with and receive the approval of the OTS before additional dividends may be paid until our calendar year 2004 net income exceeds $9.9 million. During the first quarter of the 2004 calendar year, we received OTS approval for First Federal to dividend $3.0 million to us.

            In addition to the OTS limits, First Federal may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements. Under the FDIA, an insured depositary institution such as First Federal is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the FDIA). Based on First Federal's current financial condition, we do not expect that this provision will have any impact on our ability to obtain dividends from First Federal. Payment of dividends by First Federal also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice. We cannot assure you that First Federal will be able to pay dividends at past levels, or at all, in the future.

            If we do not receive sufficient cash dividends from First Federal, it is unlikely that we will have sufficient funds to make payments on the debt securities or that the Trust will be able to make the related payments on the capital securities. See "Description of Exchange Capital Securities" and "Description of Exchange Debt Securities."

            Other statutes and regulations that affect us and First Federal are summarized in "Item 1. Business -- Regulation and Supervision" of our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, which is incorporated into this prospectus by reference.

FIRST FINANCIAL CAPITAL TRUST I

            First Financial Capital Trust I is a statutory trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted by the institutional trustee, the Delaware trustee and three individual administrators who are officers of First Financial. The Trust exists for the exclusive purposes of:

  issuing and selling the capital securities and the common securities;
  using the proceeds from the sale of the capital securities and the common securities to acquire the debt securities issued by us; and
  engaging in only those other activities necessary, advisable or incidental to the above, including the exchange offer.

            The debt securities are the sole assets of the Trust, and, accordingly, payments under the debt securities are the sole revenues of the Trust. First Financial owns all of the common securities of the Trust. The common securities rank equal, and payments are made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement, our rights as holder of the common securities to payments

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in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. You should read "Description of Exchange Capital Securities -- Subordination of Common Securities."

            The Trust has a term of approximately 35 years, but may dissolve earlier as provided in the trust agreement. The Trust's business and affairs are conducted by the administrators and the institutional trustee. The trustees for the Trust are Wilmington Trust Company, as the institutional trustee and as the Delaware trustee, and the Trust has three administrators who are our officers. Wilmington Trust Company, as institutional trustee, acts as sole indenture trustee under the trust agreement. Wilmington Trust Company also acts as guarantee trustee under the guarantees and as indenture trustee under the indenture. You should read "Description of Exchange Guarantee" and "Description of Exchange Debt Securities." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities, are entitled to appoint, remove or replace the institutional trustee and/or the Delaware trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators; such voting rights are vested exclusively in the holder of the common securities.

            The duties and obligations of each trustee are governed by the trust agreement. As issuer of the debt securities, we will pay all fees, expenses, debts and obligations (other than the payment of principal of, and premium and interest on, the capital securities) related to the Trust and the offering of the exchange capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o First Financial Holdings, Inc., 34 Broad Street, Charleston, South Carolina 29401 and its telephone number is (843) 529-5933.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

            In connection with the sale of the original capital securities, we and the Trust entered into the registration rights agreement with the initial purchaser, under which we and the Trust agreed to file and to use our best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

            The exchange offer is being made to satisfy our and the Trust's contractual obligations under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities have been registered under the Securities Act and will not provide for any increase in the distribution rate and certain restrictions on transfer applicable to the original capital securities. In that regard, the original capital securities provide, among other things, that, if a registration statement relating to the exchange offer has not been filed with the SEC on or prior to the 150th day after the issue date, the distribution rate borne by the original capital securities will increase by 25 basis points per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate on the original capital securities or any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors."

            The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

            Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original capital securities are held of record by DTC who desires to deliver such original capital securities by book-entry transfer at DTC.

            Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus the original guarantee for the exchange guarantee and the original debt securities, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debt securities. The exchange guarantee and exchange debt securities have been registered under the Securities Act.

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Terms of the Exchange Offer

            The Trust hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $45 million aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $45 million of exchange capital securities in exchange for a like principal amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess of $100,000.

            The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $45 million aggregate liquidation amount of the original capital securities is outstanding.

            Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors" and "Description of Original Securities."

            If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

            Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "- Fees and Expenses."

            Neither we, our Board of Directors nor any trustee of the Trust makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based your own financial position and requirements.

Expiration Date; Extensions; Amendments

            The term "expiration date" means 5:00 p.m., New York City time, on September 10, 2004, unless we or the Trust extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

            We and the Trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

  to delay the acceptance of the original capital securities for exchange;
  to terminate the exchange offer, whether or not any original capital securities have theretofore been accepted for exchange, if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;
  to extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "-- Withdrawal Rights;" and to waive any condition or otherwise amend the terms of the exchange offer in any respect.

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If the exchange offer is amended in a manner determined by us and the Trust to constitute a material change, or if we and the Trust waive a material condition of the exchange offer, we and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the original capital securities, and we and the Trust will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

            Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, we and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

            Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

            In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of (i) the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer" or (ii) certificates representing such original capital securities, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal.

            Subject to the terms and conditions of the exchange offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the Trust's acceptance of such original capital securities for exchange under the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or the Trust extends the exchange offer or is unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to the Trust's rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and subject to Rule l4e-1 (c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

            In accordance with the letter of transmittal, a holder of original capital securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer the original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the original capital securities tendered under the exchange offer. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.

Procedures for Tendering Original Capital Securities

            Valid Tender. Except as set forth in this prospectus, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "-- Exchange Agent," and, in addition, one of the following:

  tendered original capital securities must be received by the exchange agent;

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  such original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth in this prospectus and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date; or
  the guaranteed delivery procedures set forth in this prospectus must be complied with.

            If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise so indicated.

            The method of delivery of the book-entry confirmations or certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend using registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

            Book-Entry Transfer. For purposes of the exchange offer, the exchange agent will establish an account with respect to the original capital securities at DTC as soon as practicable. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of original capital securities using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered original capital securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce the letter of transmittal against such holder, book-entry confirmation.

            A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

            Certificates. If the tender is not made through ATOP, certificates representing original capital securities, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other required documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "-- Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

            If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise so indicated.

            Signature Guarantees. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

  a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate; or
  the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

In the case of the above conditions, such certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer

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Association, an eligible institution, unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

            Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered original capital securities, the letter of transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

            Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

  a book-entry confirmation with respect to such original capital securities; or
  certificates representing original capital securities and a properly completed and duly executed letter of transmittal, or facsimile thereof, together with any required signature guarantees and any other documents required by the letter of transmittal.

Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to original capital securities or certificates representing original capital securities and other required documents are received by the exchange agent.

            Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

            Guaranteed Delivery. If a holder desires to tender original capital securities under the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  such tenders are made by or through an eligible institution;
  properly completed and duly executed notice to the exchange agent guaranteeing delivery to the exchange agent of either certificates representing original capital securities or a book-entry confirmation in compliance with the requirements set forth in this prospectus, the notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided herein, on or prior to expiration date; and
  a book-entry confirmation or the certificates representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or facsimile thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are, in any case, received by the exchange agent within three Nasdaq National Market trading days after the date of execution of such notice of guaranteed delivery.

            The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

            The Trust's acceptance for exchange of original capital securities tendered in compliance with any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the exchange offer.

            Determination of Validity. We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and the determination shall be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to us and the Trust, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth

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under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

            The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither we, nor the Trust, any affiliates or assigns of us or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

            If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us and the Trust, proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act must be submitted.

Resales of Exchange Capital Securities

            The Trust is making the exchange offer for the exchange capital securities in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the SEC, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

  will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters; and
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities or, if distributed, debt securities, unless such sale is made in reliance on an exemption from such requirements.

            In addition, as described below, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

            Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that:

  it is not an affiliate of us or the Trust;
  any exchange capital securities to be received by it are being acquired in the ordinary course of its business;
  it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and
  if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange capital securities.

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            We and the Trust may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer. Each broker-dealer that receives exchange capital securities for its own account as a result of the exchange offer must acknowledge that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the SEC in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify us or the Trust, or cause us or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "-- Exchange Agent." Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

            Each participating broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us or the Trust of the occurrence of any event or the discovery of:

  any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;
  any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or
  the occurrence of certain other events specified in the registration rights agreement.

            Such participating broker-dealer will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debt securities, as applicable, pursuant to this prospectus until we or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented prospectus to such participating broker-dealer, or we or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debt securities, as applicable, may be resumed, as the case may be.

            If we or the Trust gives such notice to suspend the sale of the exchange capital securities, or the exchange guarantee or the exchange debt securities, as applicable, the 90-day period referred to above shall be extended during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which we or the

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Trust has given notice that the sale of exchange capital securities, or the exchange guarantee or the exchange debt securities, as applicable, may be resumed, as the case may be.

Withdrawal Rights

            Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date.

            In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, if certificates for such original capital securities have been tendered, the name of the registered holder of the original capital securities as set forth on such certificates if different from that of the person who tendered such original capital securities. If certificates representing original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered in accordance with the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

            All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us and the Trust, in our sole discretion, whose determination shall be final and binding on all parties. Neither we, nor the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

            Holders of exchange capital securities whose original capital securities are accepted for exchange will be entitled to receive cumulative cash distributions arising from the payment of interest on the exchange debt securities at the annual rate of 7.0% of the liquidation amount of $1,000 per exchange capital security, accumulating from March 24, 2004, and will be payable quarterly in arrears on January 7th, April 7th, July 7th and October 7th of each year, beginning on July 7, 2004. The record dates will be the 15th day immediately preceding the relevant payment date. Since the exchange offer will be consummated after the first record date, June 22, 2004, distributions will be paid on the original capital securities accumulated from and after March 24, 2004 through July 7, 2004, and distributions will be paid on the exchange capital securities from and after July 7, 2004. The amount of each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

Conditions to the Exchange Offer

            Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied:

  there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders, other than broker-dealers and any such holder which is an affiliate of us or the Trust within the meaning of Rule

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  405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;
  any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of us or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to the knowledge of us or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval we or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or
  we determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the exchange offer would result in an adverse tax consequence to the Trust or us.

Exchange Agent

            Wilmington Trust Company, as institutional trustee of the Trust, has been appointed as Exchange Agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

            By Hand or Overnight Delivery:

Wilmington Trust Company, as Exchange Agent
Corporate Capital Markets
1100 North Market Street
Wilmington, DE 19890-1626

            By Certified or Registered Mail:

Wilmington Trust Company
DC-1626 Processing Unit
P.O. Box 8861
Wilmington, DE 19899-8861

Confirm by Telephone: (302) 636-6470

Facsimile Transmission: (302) 636-4145
(Eligible Institutions Only)

            Delivery to another address other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

            We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offering. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

            Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the

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amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

            Neither we nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

            Under the terms of the trust agreement, the administrators on behalf of the trust will issue, and the institutional trustee will authenticate, the exchange capital securities. The exchange capital securities will represent beneficial interests in the trust and their holders will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the trust securities or liquidation of the Trust. See "-- Subordination of Common Securities." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act. This summary describes the material provisions of the exchange capital securities. It is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement, and the Trust Indenture Act. We have incorporated the definitions used in the trust agreement in this prospectus. You can receive a complete copy of the form of trust agreement by requesting a copy from First Financial Holdings, Inc.

General

            The exchange capital securities will represent preferred beneficial interests in the Trust. The exchange capital securities will rank equal to, and payments will be made on a pro rata basis with, the common securities, except that as a holder of the exchange capital securities, you will be entitled to a preference over the holder of the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the exchange capital securities or liquidation of the Trust, as described under "-- Subordination of Common Securities." The trust agreement will not be qualified under the Trust Indenture Act, except upon effectiveness of the exchange offer registration statement. By its terms, however, the trust agreement incorporates certain provisions of the Trust Indenture Act, and, upon consummation of the exchange offer, the trust agreement will be subject to and governed by the Trust Indenture Act.

            The exchange capital securities will be limited to $45.0 million aggregate liquidation amount at any one time outstanding. The institutional trustee will have legal title to the exchange debt securities and will hold them in trust for the benefit of you and the other holders of the exchange capital securities. Our exchange guarantee for the benefit of the holders of the exchange capital securities will be a guarantee on a subordinated basis with respect to the exchange capital securities, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the exchange capital securities or liquidation of the trust when the Trust does not have funds legally available for such payments. You should read "Description of Exchange Guarantee" for more information about our guarantee.

Distributions

            Distributions on the exchange capital securities will be cumulative, and will accumulate from the most recent date on which distributions have been paid or, if no distributions have been paid, from the date that the original capital securities are first issued. Distributions will be payable quarterly in arrears on the distribution payment dates, which are January 7th, April 7th, July 7th and October 7th of each year, commencing July 7, 2004, and upon redemption, at a fixed annual rate of 7.0% of the liquidation amount of the exchange capital securities, to the holders of the exchange capital securities on the relevant record dates. The record dates will be the 15th day immediately preceding the relevant distribution payment date. Since the exchange offer will be consummated after the first record date, June 22, 2004, distributions will be paid on the original capital securities accumulated from and after March 24, 2004 through July 7, 2004, and distributions will be paid on the exchange capital securities from and after July 7, 2004. The amount of distributions to be paid on each distribution with respect to the capital securities will include amounts accrued to, but excluding the applicable distribution payment date. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange. Distributions are payable with respect to any distribution period. The term "distribution period" means (i) in the case of the first distribution period, the period from and including, the date of original issuance of the capital securities to, but excluding the initial distribution payment date and (ii) thereafter, from, and including, the first day following the end of the preceding distribution period to, but excluding, the applicable distribution payment date

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or, in the case of the last distribution period, the related date of redemption or maturity, as the case may be. The amount of distributions payable on the capital securities will be based on a 360-day year consisting of twelve 30-day months.

            If any distribution payment date would otherwise fall on a day that is not a business day, the distributions payable on such date shall be paid on the next succeeding business day without any additional payments for the delay with the same force and effect as if made on such date. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in Charleston, South Carolina, New York, New York or Wilmington, Delaware are permitted or required by law, executive order or regulation to remain closed.

            The Trust's revenue available for distribution to holders of the exchange capital securities will be limited to our payments to the Trust under our debt securities. For more information, you should read "Description of Exchange Debt Securities -- General." If we do not make interest payments on the exchange debt securities, the institutional trustee will not have funds available to pay distributions on the exchange capital securities and on the common securities. We will irrevocably guarantee the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "Description of Exchange Guarantee" for more information about the extent of our exchange guarantee.

Option to Defer Interest Payments

            As long as no event of default exists with respect to the debt securities, we have the right under the indenture to elect to defer the payment of interest on the debt securities, at any time or from time to time, for no more than 20 consecutive quarterly periods with respect to each extension period, provided that no extension period will end on a date other than an interest payment date, or extend beyond April 6, 2034, the stated maturity date of the debt securities, or beyond any optional redemption date or special event redemption date. If we defer interest payments, the Trust will defer quarterly distributions on the exchange capital securities during the extension period. During any extension period, distributions will continue to accumulate on the exchange capital securities and on any accumulated and unpaid distributions, compounded quarterly from the relevant distribution payment date at the coupon rate. The term distributions includes any accumulated additional distributions.

            Before the end of any extension period, we may extend the extension period, as long as the extension does not cause the extension period to exceed 20 consecutive quarterly periods, or to end on a date other than an interest payment date or extend beyond April 6, 2034, or beyond any optional redemption date or special event redemption date. At the end of any extension period, we will be required to pay all amounts then due on the related interest payment date, including all deferred interest for such extension period. Upon payment, we may elect to begin a new extension period, subject to the above requirements. No interest (except any additional amounts) shall be due and payable during an extension period until the extension period ends. We must give the indenture trustee notice of our election to begin or extend an extension period at least one business day prior to the regular record date applicable to the date the distributions on the exchange capital securities would have been payable.

            There is no limitation on the number of times that we may elect to begin an extension period. You should read "Description of Exchange Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

            During any extension period, we may not:

  declare or pay any dividends or make distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;
  make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equal to the debt securities; or
  make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks equal to the guarantees.

            Notwithstanding the foregoing, during an extension period, the following actions are permitted:

  repurchases, redemptions or other acquisitions of shares of capital stock of First Financial (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, including an employee stock purchase plan, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of First Financial (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

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  any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or for any class or series of our indebtedness;
  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
  any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto; and
  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

            We do not currently intend to exercise our right to defer payments of interest on the exchange debt securities. Our obligations under the exchange guarantee to make payment of distributions is limited to the extent that the Trust has funds legally available to pay distributions and, therefore, will not require us to make a payment under the exchange guarantee in respect of deferred interest during an extension period. You should read "Description of Exchange Guarantee" for more information about the extent of our exchange guarantee.

Redemption

            Upon repayment at maturity on April 6, 2034 or redemption, in whole or in part prior to April 6, 2034, of the exchange debt securities (other than following the distribution of the exchange debt securities to you as a holder of the Trust's exchange capital securities and us, as the holder of the Trust's common securities), the institutional trustee will apply the proceeds from the redemption of the exchange debt securities to redeem at the applicable redemption price an amount of exchange capital securities having an aggregate liquidation amount equal to the principal amount of the exchange debt securities redeemed by us. The Trust will give written notice of any redemption of the exchange capital securities between 30 to 60 days prior to the redemption date (other than a redemption resulting from the maturity of the debt securities on the maturity date).

            If we redeem less than all of the exchange debt securities on a redemption date, then the institutional trustee will allocate the proceeds actually received on a pro rata basis among the exchange capital securities and the common securities.

            We will have the right to redeem the exchange debt securities:

  in whole or (provided that all accrued and unpaid interest has been paid on all exchange debt securities for all distribution periods terminating on or prior to the date fixed for redemption) from time to time in part, on or after April 7, 2009; and
  in whole but not in part, at any time, if there are certain changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the exchange capital securities or the exchange debt securities.

            We may be required to obtain regulatory approval, including the approval of the OTS, before we redeem any debt securities. Please refer to "Description of Exchange Debt Securities -- Optional Redemption" and "-- Special Event Redemption" for information on prepayment of the exchange debt securities.

Liquidation of the Trust and Distribution of Exchange Debt Securities

            We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we will have the right to distribute the debt securities to the holders of the capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

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  an opinion of counsel to the effect that if we distribute the debt securities, the holders of the capital securities will not experience a taxable event; and
  any required regulatory approval.

            The Trust will automatically dissolve if:

  certain bankruptcy events relating to us occur, or we dissolve or liquidate;
  we distribute debt securities having a principal amount equal to the liquidation amount of the capital securities to holders of the capital securities and we, as sponsor, have exercised our right to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);
  the Trust redeems all of the capital securities as described under "-- Redemption;"
  the Trust's term expires; or
  a court of competent jurisdiction enters an order for the dissolution of any holder of the common securities, the Trust or us, as sponsor and issuer of the debt securities.

            If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities, it will be liquidated by the institutional trustee as soon as such trustee determines to be practicable by distributing to holders of the capital securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, debt securities having a principal amount equal to the liquidation amount of the exchange securities, unless the institutional trustee determines that this distribution is not practicable. If the institutional trustee determines that this distribution is not practicable, the holders of the exchange capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the exchange capital securities to the date of payment (such amount being referred to as the liquidation distribution) out of the assets of the Trust legally available for distribution to such holders, after satisfaction of the liabilities owed to the Trust's creditors. If the liquidation distribution can be paid only in part, the exchange capital securities will have a priority over the common securities. For more information, you should read "-- Subordination of Common Securities."

            After the liquidation date is fixed for any distribution of exchange debt securities to holders of the exchange capital securities:

  the exchange capital securities will no longer be deemed to be outstanding;
  The Depository Trust Company, referred to as DTC, or its nominee will receive in respect of each registered global certificate representing exchange capital securities a registered global certificate representing the exchange debt securities to be delivered upon this distribution; and
  any certificates representing exchange capital securities not held by DTC or its nominee will be deemed to represent exchange debt securities having a principal amount equal to the liquidation amount of those exchange capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those exchange capital securities, until such certificates are presented to us, as the issuer of the exchange debt securities, or our agent for transfer or reissuance, in which case we will issue to those holders, and the indenture trustee will authenticate, one or more certificates representing the exchange debt securities; and
  all rights of holders of exchange capital securities shall cease, except the right of such holders to receive exchange debt securities upon surrender of certificates representing such exchange capital securities.

            We cannot assure you of the market prices for the exchange capital securities or the exchange debt securities that may be distributed to you in exchange for the exchange capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the exchange capital securities that you purchase, or the exchange debt securities that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the exchange capital securities.

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            If we elect not to redeem the exchange debt securities prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the exchange debt securities to holders of the exchange capital securities, the exchange capital securities will remain outstanding until the repayment of the exchange debt securities on April 6, 2034.

Redemption Procedures

            If we redeem debt securities, the Trust will redeem capital securities at the applicable redemption price with the proceeds that it receives from our redemption of debt securities. Any redemption of exchange capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should read "-- Subordination of Common Securities."

            If the Trust gives a notice of redemption for the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

  the exchange capital securities held by DTC or its nominees, the institutional trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should read "-- Form, Denomination, Book-Entry Procedures and Transfers;" and

  the exchange capital securities held in certificated form, the institutional trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the exchange capital securities. For more information, you should read "-- Payment and Paying Agency."

            The paying agent will initially be the institutional trustee.

            Notwithstanding the foregoing, if any distribution payment date falls on or before the redemption date, distributions will be payable to the holders of the exchange capital securities on the record date for such distribution payment date. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the exchange capital securities called for redemption will cease, except the right of the holders of the exchange capital securities to receive the applicable redemption price, without interest, and the exchange capital securities called to be redeemed will cease to be outstanding.

            If any redemption date for the exchange capital securities is not a business day, then the applicable redemption price will be paid on the next business day, without interest or any other payment in respect of the delay and with the same force and effect as if made on such date. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the exchange guarantee:

  distributions on the exchange capital securities will continue to accumulate at the coupon rate, from the redemption date originally established by the Trust to but excluding the date the applicable redemption price is actually paid; and

  the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

            Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of exchange capital securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the debt securities, on and after the redemption date, distributions will cease to accrue on the exchange capital securities called for redemption.

            Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

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Subordination of Common Securities

            Payment of distributions on, or the redemption price of, the capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if an event of default exists on any distribution (including any liquidation distribution), redemption or liquidation date, no payment of any distributions on, applicable redemption price of, or liquidation distribution relating to, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding exchange capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or the liquidation distribution, as applicable, is made in full. All funds available to the institutional trustee will first be applied to the payment in full in cash of all distributions on, the applicable redemption price of, or liquidation distribution relating to, the capital securities then due and payable.

            In the case of any event of default, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default if the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the institutional trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the institutional trustee to act on their behalf.

Events of Default; Notice

            An event of default under the indenture constitutes an event of default under the trust agreement. You should read "Description of Exchange Debt Securities -- Events of Default."

            The trust agreement provides that within ninety (90) days after the institutional trustee gains actual knowledge of the occurrence of an event, act or condition that, with notice or lapse of time, or both, would constitute an event of default under the indenture, the institutional trustee will give notice of the default to the holders of the exchange capital securities, unless the default has been cured or waived. The trust agreement also provides that within ten (10) business days after the institutional trustee has actual knowledge of an event of default, the institutional trustee will give notice of the event of default to such persons, the administrators and, to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrators are required to file annually with the institutional trustee a certificate as to whether we and the administrators have complied with the applicable conditions and covenants of the trust agreement.

            If an event of default exists, the exchange capital securities will have a preference over the common securities as described under "-- Liquidation of the Trust and Distribution of Exchange Debt Securities" and "-- Subordination of Common Securities." If an event of default has occurred and is continuing and such event is attributable to our failure to pay principal of or interest or liquidated damages, if any, on the debt securities when due, any holder of the capital securities may institute a legal proceeding directly against us for such payment without first instituting a legal proceeding against the Trust, the institutional trustee or any other person or entity. For a description of the rights of the holders of the exchange capital securities in the case of an event of default under the Indenture, see "-- Voting Rights; Amendment of the Trust Agreement" and "Description of Exchange Debt Securities -- Enforcement of Certain Rights by Holders of Exchange Capital Securities."

Removal of Trustees

            Unless an event of default exists, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

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Merger or Consolidation of Trustees

            If the institutional trustee or the Delaware trustee is merged, converted or consolidated into another entity, or the institutional trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the institutional trustee, the new entity will be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

            The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "-- Liquidation of the Trust and Distribution of Exchange Debt Securities." The Trust may, at our request, as sponsor, and with the consent of the administrators but without the consent of the holders of the capital securities, the Delaware trustee or the institutional trustee, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

  if the Trust is not the survivor, the successor either:
    expressly assumes all of the obligations of the Trust with respect to the capital securities; or
    substitutes securities for the capital securities that have substantially the same terms as the capital securities so that the substitute securities rank equal to the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;
  we appoint as the holder of the debt securities, a trustee of the successor possessing the same powers and duties as the institutional trustee;
  the capital securities or any substitute securities are listed or quoted, or any substitute securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or quoted, if any;

  if the capital securities are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause the capital securities or any substitute securities to be downgraded by the rating organization or the rating to be withdrawn;
  the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any substitute securities) in any material respect;
  the successor, if any, has a purpose substantially identical to that of the Trust;
  prior to the transaction, the Trust received an opinion from independent counsel to the Trust experienced in such matters to the effect that:
    the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any substitute securities) in any material respect (other than any dilution of such holders' interests in the new entity);
    following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and
    following the transaction, the Trust (or the successor) will continue to be classified as a grantor trust for United States federal income tax purposes;
  we guarantee the obligations of the successor under the substitute securities to the same extent provided by our exchange guarantee; and

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  prior to the transaction, the institutional trustee shall have received an officers' certificate of the administrators and opinion of counsel, each to the effect that all of the foregoing conditions have been satisfied.

            Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor to be classified as other than a grantor trust.

Voting Rights; Amendment of the Trust Agreement

            Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the exchange capital securities will have no voting rights.

            We, together with the institutional trustee may amend the trust agreement from time to time, without the consent of the holders of the capital securities:

  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision;

  add to the covenants, restrictions or obligations applicable to us, as sponsor;

  to modify, eliminate or add to any provisions of the trust agreement as is necessary or desirable, including, without limitation, to ensure that at all times the Trust will be classified as a grantor trust for United States federal income tax purposes and will not be required to register as an investment company under the Investment Company Act; or

  to modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct the exchange offer in the manner contemplated by the registration rights agreement.

Notwithstanding the foregoing, in each case noted above, the amendment may not adversely affect the powers, preferences, rights or interests of the holders of the capital securities.

            In addition, we, together with the trustees, may amend the trust agreement:

  with the consent of holders representing a majority in liquidation amount of the outstanding capital securities; and
  upon receipt by the institutional trustee of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment (i) will not affect the Trust's classification as an entity that is not taxable as a corporation or as being a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act and (ii) is permitted by, and conforms to, the terms of the trust agreement and that all conditions precedent to the execution and delivery of the amendment have been satisfied.

In addition, unless we obtain the consent of each holder of capital securities, no such amendment may (i) change the amount or timing of any distribution on the capital securities or any redemption or liquidation provisions applicable to the exchange capital securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities as of a specified date, or (ii) restrict the right of a holder of capital securities to sue for the enforcement of any payment on or after the specified date.

            So long as the institutional trustee holds any debt securities, the trustees may not:

  direct the time, method and place of exercising any trust or power conferred on the indenture trustee with respect to the debt securities;

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  waive certain past defaults under the indenture;
  exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the debt securities; or
  consent to any amendment, modification or termination of the indenture or the debt securities, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities. Notwithstanding the foregoing, where the indenture would require the consent of each holder of debt securities affected by the amendment, modification or termination, the institutional trustee will not give consent without the prior approval of each holder of the capital securities.

            The trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities, except by subsequent vote of such holders. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in such matters to the effect that the Trust will not cease to be classified as a grantor trust for United States federal income tax purposes on account of such action.

            Any required approval of holders of exchange capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The administrators will cause a notice of any meeting at which holders of exchange capital securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of exchange capital securities in accordance with the trust agreement.

            No vote or consent of the holders of exchange capital securities will be required for the Trust to redeem and cancel the exchange capital securities in accordance with the trust agreement.

            Notwithstanding that holders of the exchange capital securities are entitled to vote or consent under any of the circumstances described above, any of the exchange capital securities that are owned by us, the trustees or any of our trustee's affiliates will, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfers

            The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form. The global exchange capital securities will be deposited upon issuance with the institutional trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

            If exchange capital securities are issued in certificated form, the exchange capital securities will be issued in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

            Except as set forth below, the global exchange capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 exchange capital securities. Beneficial interests in the global exchange capital securities may not be exchanged for exchange capital securities in certificated form, except in the limited circumstances described below. You should read "-- Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities."

Depositary Procedures

            DTC has advised the Trust and us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, referred to as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate

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the need for physical movement of certificates. Participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

            DTC also has advised the Trust and us that, pursuant to procedures established by it, (1) upon deposit of the global exchange capital securities, DTC will credit the accounts of participants with the portions of the liquidation amount of the global exchange capital securities and (2) ownership of interest in the global exchange capital securities will be shown on, and the transfer of ownership of the global exchange capital securities, will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global exchange capital securities).

            You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the exchange capital securities, you should read "-- Exchange of Book-Entry Capital Securities for Certificated Exchange Capital Securities."

            Except as described below, owners of interests in the global exchange capital securities will not have exchange capital securities registered in their name, will not receive physical delivery of exchange capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

            Payments on the global exchange capital securities registered in the name of DTC, or its nominee, will be payable in immediately available funds by the institutional trustee to DTC or its nominee in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the institutional trustee will treat the persons in whose names the exchange capital securities, including the global exchange capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the institutional trustee nor any agent thereof has or will have any responsibility or liability for:

  any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global exchange capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global exchange capital securities; or
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

            DTC has advised the Trust and us that its current practice, upon receipt of any payment on the exchange capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the exchange capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of exchange capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the institutional trustee, the Trust or us. None of us, the Trust, or the institutional trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the exchange capital securities, and we, the Trust, and the institutional trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

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            If applicable, redemption notices shall be sent to DTC or its nominee. If less than all of the global exchange capital securities are to be redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant that will be redeemed.

            Any secondary market trading activity in interests in the global exchange capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

            DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of exchange capital securities (including, without limitation, presenting the exchange capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global exchange capital securities in respect of the portion of the liquidation amount of the exchange capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global exchange capital securities for legended exchange capital securities in certificated form and to distribute the certificated exchange capital securities to its participants.

            We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

            Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global exchange capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. None of us, the Trust, or the institutional trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global exchange capital securities that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Exchange Capital Securities for Certificated Exchange Capital Securities

            A global exchange capital security can be exchanged for exchange capital securities in registered certificated form if:

  DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global exchange capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;
  at our request, DTC notifies holders of the exchange capital securities that they may utilize DTC's procedures to cause the exchange capital securities to be issued in certificated form, and such holders request such issuance; or
  an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

            In addition, beneficial interests in a global exchange capital security may be exchanged by or on behalf of DTC for certificated exchange capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the institutional trustee in accordance with DTC's customary procedures. In all cases, certificated exchange capital securities delivered in exchange for any global exchange capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agency

            The Trust will make payments on the exchange capital securities that are held in global form in immediately available funds to DTC or its nominee, which will credit the relevant accounts at DTC on the applicable distribution payment dates. The Trust will make payment on the exchange capital securities that are not held by DTC, other than payments on a redemption date, by mailing a check to the address of the holder appearing on the register on the record date or by wire transfer to an account maintained by the holder if it has delivered proper transfer instructions prior to the record date, while payments on a redemption date will be made in immediately available funds upon surrender of the exchange capital securities. The paying agent will initially be the institutional trustee. The paying agent will be permitted

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to resign as paying agent upon 30 days' notice to the institutional trustee, the administrators and us. In the event that the institutional trustee is no longer the paying agent, the administrators will appoint a successor (which must be a bank or trust company acceptable to the administrators and us) to act as paying agent.

Restrictions on Transfer

            The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of exchange capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such exchange capital securities for any purpose, including, but not limited to, the receipt of distributions on such exchange capital securities, and such purported transferee will be deemed to have no interest whatsoever in such exchange capital securities.

Registrar and Transfer Agent

            The institutional trustee will act as registrar and transfer agent for the exchange capital securities.

            The Trust will register transfers of the exchange capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the exchange capital securities registered after they have been selected for redemption.

Information Concerning the Institutional Trustee

            Unless an event of default exists, the institutional trustee will undertake to perform only the duties specifically set forth in the trust agreement. Upon the occurrence and continuance of an event of default, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of exchange capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the institutional trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the exchange capital securities are entitled under the trust agreement to vote, then the institutional trustee may take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the exchange capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous

            We, the administrators and the institutional trustee are authorized and directed to conduct the affairs of and to operate the Trust in a manner not inconsistent with the trust agreement and applicable law so that:

  the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;
  the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes; and
  the debt securities will be treated as our indebtedness for United States federal income tax purposes.

            In this connection, we, the administrators and the institutional trustee, are authorized to take any action, not inconsistent with applicable law, or the trust agreement, that we, the administrators and the institutional trustee determine in our discretion is necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the exchange capital securities.

            The trust agreement provides that holders of the exchange capital securities have no preemptive or similar rights to subscribe for any additional exchange capital securities and the issuance of exchange capital securities is not subject to preemptive or similar rights to subscribe for any additional securities.

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            The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

            The trust agreement is and the exchange capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

DESCRIPTION OF EXCHANGE DEBT SECURITIES

            This summary describes the material provisions of the exchange debt securities. It is not complete and is subject to, and qualified in its entirety by, the indenture. The indenture will not be qualified under the Trust Indenture Act, except upon effectiveness of the exchange offer registration statement. However, by its terms, the indenture will incorporate by reference certain provisions of the Trust Indenture Act and, upon consummation of the exchange offer, the indenture will be governed by and subject to the Trust Indenture Act. We have incorporated the definitions used in the indenture in this prospectus. You can obtain a copy of the indenture by requesting it from us. Wilmington Trust Company will act as indenture trustee under the indenture.

General

            The Trust invested the proceeds from the sale of the original capital securities and the common securities in the original debt securities issued by us. The original debt securities bear interest at the coupon rate and are payable quarterly in arrears on interest payment dates of January 7th, April 7th, July 7th and October 7th of each year to the person in whose name each original debt security is registered at the close of business on the relevant record date and at maturity or earlier redemption upon surrender, as applicable. The exchange debt securities will have terms identical in all material respects to the original debt securities, except that the exchange debt securities will not contain terms with respect to transfer restrictions under the Securities Act and will not provide for any liquidated damages. The first interest payment date for the exchange debt securities will be July 7, 2004.

            We anticipate that, until the liquidation, if any, of the Trust, each exchange debt security will be held by the institutional trustee in trust for the benefit of the holders of the exchange capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The term "interest period" means (i) in the case of the first interest period, the period from and including, the date of original issuance of the debt securities to, but excluding the initial interest payment date and (ii) thereafter, from, and including, the first day following the end of the preceding interest period to, but excluding, the applicable interest payment date or, in the case of the last interest period, the related date of redemption or maturity, as the case may be. In the event that any interest payment date, the stated maturity date or any earlier date of redemption would otherwise fall on a day that is not a business day, the payment date will be postponed to the next business day (without any interest or other payment due to the delay), with the same force and effect as if made on such date.

            Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the coupon rate, compounded quarterly, from the relevant interest payment date. The term "interest" as used in this prospectus includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable interest payment date.

            The exchange debt securities will be issued as a series of junior subordinated deferrable interest debt securities under the indenture.

            The exchange debt securities will mature on April 6, 2034, unless redeemed prior thereto in accordance with the terms discussed below.

            The exchange debt securities will rank equal to all of our other subordinated debt securities which may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior debt, as set forth in the indenture. At March 31, 2004, we had no other capital securities issued by any such similar trusts. You should read "-- Subordination."

            Because we are a holding company, our right to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the exchange capital securities to benefit indirectly from such distribution), is subject to the prior claims of preferred equity holders and

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creditors of that subsidiary (including depositors, in the case of First Federal), except to the extent that we may be recognized as a creditor of that subsidiary. At March 31, 2004, our subsidiaries had total liabilities, including deposits of $2.2 billion. Accordingly, the exchange debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries (including First Federal's deposit liabilities) and all liabilities and preferred equity of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including senior debt. You should read "-- Subordination."

Form, Registration and Transfer

            If the exchange debt securities are distributed to the holders of the exchange capital securities, the exchange debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such exchange debt securities are expected to be substantially similar to those in effect for the exchange capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfers."

Payment and Paying Agents

            Payment of principal of, and interest on, the exchange debt securities will be made at the office of the indenture trustee in Wilmington, Delaware or at the place of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest on an interest payment date other than maturity or earlier redemption may be made, except in the case of exchange debt securities in global form:

  by check mailed to the address of the person or entity entitled to the interest payment as such address appears in the register for the exchange debt securities; or

  by wire transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

            Payment of any interest on any exchange debt security on any interest payment date will be made to the person or entity in whose name the exchange debt security is registered at the close of business on the record date for the interest payment date, which will be the date that is 15 calendar days prior to the relevant interest payment date and (except in limited circumstances) whether or not the record date falls on a business day, except in the case of defaulted interest.

            We may, at any time, designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the exchange debt securities.

            Payments in respect of the exchange debt securities in global form, and upon surrender at maturity or earlier redemption regardless of whether in global or certificated form, will be payable in immediately available funds.

            Any moneys deposited with the indenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any exchange debt security and remaining unclaimed for two years after such principal or interest has become due and payable will, at our request, be repaid to us and the holder of the exchange debt security must thereafter look, as a general unsecured creditor, only to us for payment.

Option to Extend Interest Payment Date

            So long as no event of default exists, we will have the right under the indenture to defer the payment of interest on the exchange debt securities, at any time and from time to time, for no more than 20 consecutive quarterly periods for each extension period, provided that no extension period may end on a date other than an interest payment date or extend beyond April 6, 2034, or beyond any optional redemption date or special event redemption date. At the end of an extension period, we must pay all interest then accrued and unpaid (together with interest thereon at the coupon rate, compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During an extension period, interest will continue to accrue, and holders of the exchange capital securities or, if the exchange debt securities have been distributed to holders of the exchange capital securities, holders of exchange debt securities, will be required to include that deferred interest in gross income for United States federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the

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receipt of cash attributable to that income. You should read "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

            During any such extension period, we may not:

  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

  make any payment of principal of, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal to the exchange debt securities; or

  make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary if such guarantee ranks equal to the guarantee of the exchange capital securities;

other than:

    repurchases, redemptions or other acquisitions of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, including an employee stock purchase plan, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock (or securities convertible into or exercisable for such capital stock), as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

    as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

    any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto; and

    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

            We do not currently intend to exercise our option to defer payments of interest on the exchange debt securities.

            Before the end of any extension period, we may extend the extension period, as long as no event of default exists and the extension does not cause the extension period to exceed 20 consecutive quarterly periods, to end on a date other than an interest payment date or to extend beyond April 6, 2034. At the end of any extension period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the coupon rate, compounded quarterly, to the extent permitted by applicable law), we may elect to begin a new extension period, subject to the requirements set forth herein. No interest (except any additional amounts that may be due and payable) will be due and payable during an extension period until the extension period ends.

            We must give the institutional trustee, the administrators and the indenture trustee notice of our election to begin or extend an extension period at least one business day prior to the regular record date applicable to the next interest payment date.

            The indenture trustee will notify holders of the exchange capital securities of our election to begin or extend a new extension period.

            There is no limit on the number of times that we may elect to begin an extension period.

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Optional Redemption

            The exchange debt securities will be redeemable, in whole or (provided that all accrued and unpaid interest has been paid on all debt securities for all distribution periods terminating on or prior to such date) from time to time in part, at our option on or after April 7, 2009, subject to our receipt of any required regulatory approval, at an optional redemption price equal to the accrued and unpaid interest and liquidated damages, if any, on the exchange debt securities redeemed to but excluding the date fixed for prepayment, including additional interest accrued during an extension period and not paid, plus 100% of the principal amount of the prepaid exchange debt securities. If we exercise our option to redeem debt securities under these circumstances, then the proceeds of that redemption must be applied to redeem the capital securities at an optional redemption price. You should read "Description of Exchange Capital Securities -- Redemption."

Special Event Redemption

            If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the debt securities, we may, at our option and at any time, subject to our receipt of any required regulatory approval, redeem the debt securities, in whole but not in part, at any time within 90 days of the change in the law, at the special event redemption price. If we exercise our option to prepay debt securities under these circumstances, then the proceeds of that prepayment must be applied to redeem capital securities at the special event redemption price. You should read "Description of Exchange Capital Securities -- Redemption."

            The special event redemption price will be equal to an amount in cash equal to the percentage of the principal amount of the exchange debt security that is specified below for the special event redemption date plus unpaid interest and liquidated damages, if any, accrued thereon to but excluding the special event redemption date:

Special Redemption Price will be 103.5% until, but excluding, April 7, 2005 and thereafter will be as follows for the 12-month period beginning	Percentage of Principal Amount
April 7, 2005	102.8%
April 7, 2006	102.1%
April 7, 2007	101.4%
April 7, 2008	100.7%
April 7, 2009 and thereafter	100.0%

            A change in the bank regulatory law means receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

  any amendment to, or change in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or

  any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that the exchange capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 capital (or its then equivalent if we were subject to such capital requirement), applied as if First Financial were a bank holding company for purposes of the capital adequacy guidelines of the Federal Reserve.

            A change in the investment company law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

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  any amendment to, or change in, any laws, rules or regulations of the United States or any political subdivision thereof or therein; or

  any official administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations,

which amendment or change is effective or which pronouncement, action or decision is announced on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

            A change in tax law means the receipt by us and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of:

  any amendment or clarification to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

  any official administrative pronouncement (including any private letter ruling, technical advice memorandum, regulatory procedure, notice or announcement, referred to as an administrative action) or judicial decision interpreting or applying such laws or regulations, regardless of whether such administrative action or judicial decision is issued to or in connection with a proceeding involving us or the Trust and whether or not subject to review or appeal, which amendment, clarification or change, administrative action or decision is effective or which pronouncement or decision is enacted, promulgated or announced in each case on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that:

  the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to any income received or accrued on the debt securities;

  if we are organized and existing under the laws of the United States or any state thereof or the District of Columbia, interest payable by us on the debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  the Trust is, or will be within 90 days of the date of such opinion, subject to or otherwise required to pay, or required to withhold from distributions to holders of capital securities, more than a de minimis amount of other taxes (including withholding taxes), duties, assessments or other governmental charges.

            We will mail, or request the indenture trustee to mail, any notice of redemption between 30 and 60 days before the redemption date to each holder of exchange debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on the redemption date interest will cease to accrue on the exchange debt securities called for redemption.

            If the Trust is required to pay (or is required to withhold from distributions to holders of exchange capital securities) any additional taxes (including withholding taxes), duties, assessments, or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the exchange debt securities any amounts as may be necessary in order that the net amounts received and retained by the holders of exchange capital securities after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges, will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed.

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Certain Covenants of First Financial

            If at any time:

  we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an event of default and that we have not cured;

  we are in default with respect to our payment of any obligations under the guarantee; or

  we have given notice of our election to exercise our right to defer interest payments on the debt securities as provided in the indenture and the extension period, or any extension of the extension period, is continuing, we will not:

  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

  make any payment of principal of, or interest on, or repay, repurchase or redeem any of our debt securities that rank equal to the debt securities; or

  make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equal to the guarantee of the exchange capital securities,

            other than:

    repurchases, redemptions or other acquisitions of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, including an employee stock purchase plan, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into prior to the occurrence of any of the events that give rise to the foregoing restrictions;

    as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

    any declaration of a dividend in connection with any stockholders rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto; and

    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

            So long as the exchange capital securities remain outstanding, we also will:

  directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

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  use commercially reasonable efforts to cause the Trust to remain a statutory trust, except in connection with the distribution of debt securities to the holders of capital securities in liquidation of the Trust, the redemption of all of the capital securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

  use commercially reasonable efforts to cause the Trust to otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

  use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the debt securities.

Modification of Indenture

            From time to time, we, together with the indenture trustee, may, without the consent of the holders of the debt securities, enter into an indenture or indentures supplemental to the indenture for specified purposes, including, among other things, (i) curing ambiguities, defects or inconsistencies, (ii) enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, provided that any such action does not adversely affect the interest of the holders of debt securities, and (iii) qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

            The indenture permits us and the indenture trustee, with the consent of the holders of a majority in aggregate principal amount of debt securities, to enter into an indenture or indentures supplemental to the indenture for the purpose of modifying the indenture or any supplemental indenture in a manner affecting the rights of the holders of the debt securities; provided that no supplemental indenture may, without the consent of the holders of each outstanding debt security affected:

  change the stated maturity date, or the principal amount, of the debt securities;

  reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest except pursuant to our right under the indenture to defer the payment of interest. You should also read "-- Option to Extend Interest Payment Date;"

  make the principal of, or interest on, the debt securities payable in any coin or currency other than United States dollars;

  impair or affect the right of any holder of debt securities to institute suit for the payment thereof; or

  reduce the percentage of the principal amount of the debt securities, the holders of which are required to consent to any such modification.

Events of Default

            An "event of default" is:

  our failure for 30 days to pay any interest or liquidated damages, if any, on the debt securities or any other similar debt securities when due (subject to the deferral of any interest payment date in the case of an extension period with respect to the debt securities);

  our failure to pay any principal or premium, if any, on the debt securities or any other similar debt securities when due, whether at maturity, upon prepayment, by accelerating the maturity or otherwise;

  our failure to observe or perform, in any material respect, certain covenants contained in the indenture for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee from the holders of not less than 25% in aggregate outstanding principal amount of debt securities;

  the Trust is dissolved, unless as contemplated by the trust agreement; or

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  certain events related to our bankruptcy, insolvency or reorganization.

            For these purposes, the term "similar debt securities" means any debt securities (other than the debt securities) issued to any trust (or a trustee of such trust), partnership or other entity affiliated with First Financial that is a financing entity of First Financial in connection with the issuance by such financing entity of equity securities or other securities in transactions substantially similar in structure to the transaction described in this prospectus.

            The holders of a majority in aggregate outstanding principal amount of the debt securities have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debt securities may declare the principal and any premium and interest accrued, but unpaid, thereon to be due and payable immediately upon an event of default arising from failure to pay interest or principal or failure to observe or perform certain covenants. If an event of default exists arising from the dissolution of the Trust or certain bankruptcy related events, then the entire principal amount of the debt securities and any premium and interest accrued, but unpaid, thereon will become immediately due and payable without further action. The holders of a majority in aggregate outstanding principal amount of the debt securities may annul this declaration and waive the default if the default (other than the non-payment of the principal of the debt securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee, provided, that if the debt securities are held by the Trust or a trustee of the Trust, such waiver or rescission and annulment will not be effective until the holders of a majority in aggregate liquidation amount of the outstanding capital securities of the Trust have consented to such waiver or rescission and annulment.

            The holders of a majority in aggregate outstanding principal amount of the debt securities affected may, on behalf of the holders of all the debt securities, waive (or modify any previously granted waiver of) any past default, except a default (i) in the payment of principal or premium, if any, or interest or liquidated damages, if any (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee), (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security or (iii) in respect of the covenants regarding limitations on dividends, provided, that if the debt securities are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver will not be effective until the holders of a majority in liquidation amount of the outstanding capital securities have consented to such waiver or modification to such waiver.

            The indenture requires that we file with the indenture trustee a certificate annually as to the absence of defaults specified under the indenture.

            The indenture provides that the indenture trustee may withhold notice of an event of default from the holders of the debt securities if the indenture trustee considers it in the interest of the holders to do so, except in the case of default on the payment of principal, premium, if any, interest or liquidated damages, if any.

Enforcement of Certain Rights by Holders of Exchange Capital Securities

            If an event of default exists that is attributable to our failure to pay the principal of and premium, if any, or interest or liquidated damages, if any on the debt securities on the due date, a holder of capital securities may institute a direct action against us. You should read "Description of Exchange Capital Securities -- Events of Default; Notice." We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that we make to a holder of exchange capital securities in connection with a direct action, we will remain obligated to pay the principal of and premium, if any, and interest and liquidated damages, if any on the debt securities, and we will be subrogated to the rights of the holders of the capital securities with respect to payments on the capital securities to the extent that we make any payments to a holder in any direct action.

            The holders of the exchange capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the exchange debt securities, unless an event of default exists under the trust agreement. You should read "Description of Exchange Capital Securities -- Events of Default; Notice."

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Consolidation, Merger, Sale of Assets and Other Transactions

            The indenture provides that we will not consolidate with or merge into any other person or sell, convey, transfer, lease or otherwise dispose of the property of the Company as entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us, unless:

  if we are not the surviving corporation, the successor is organized under the laws of the United States or any state or the District of Columbia (unless such entity has (1) agreed to make all payments due in respect of the debt securities or, if outstanding, the capital securities, common securities and the guarantee without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges under the laws or regulations of the jurisdiction of organization or residence (for tax purposes) of such entity or any political subdivision or taxing authority thereof or therein unless required by applicable law, in which case such entity shall have agreed to pay such additional amounts as shall be required so that the net amounts received and retained by the holders of such debt securities, capital securities or common securities, as the case may be, after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges, will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges have been imposed, (2) irrevocably and unconditionally consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, in respect of any action, suit or proceeding against it arising out of or in connection with the indenture, the debt securities, the guarantee or the trust agreement and irrevocably and unconditionally waived, to the fullest extend permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum and (3) irrevocably appointed an agent in The City of New York for service of process in any action, suit or proceeding referred to in clause (2) above), and the successor expressly assumes our obligations under the indenture, the debt securities, the guarantee and the trust agreement; and

  immediately after giving effect to the transaction, no default or an event of default shall have occurred and be continuing.

            The general provisions of the indenture do not afford holders of the exchange debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the exchange debt securities.

Satisfaction and Discharge

            The indenture provides that when, among other things,

  all debt securities are delivered to the indenture trustee for cancellation; or

  all debt securities not previously delivered to the indenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year; and

  we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the indenture trustee for cancellation, for the principal and interest (including compounded interest and additional amounts, if any) to and including the date of the redemption or maturity, as the case may be then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

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Subordination

            To the extent provided in the indenture, any of our exchange debt securities issued under the indenture and any supplemental indenture will be ranked junior to all of our senior debt. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of us, the senior debt must be paid in full all amounts due on or in respect of such senior indebtedness before the holders of the debt securities will be entitled to receive or retain any payment in respect thereof.

            No payments on account of principal or interest, if any, in respect of the exchange debt securities may be made if there is:

  a default in any payment with respect to senior debt; or

  an event of default existing with respect to any senior debt that accelerates the maturity of the senior debt.

            Senior debt means, with respect to First Financial, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of First Financial for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by First Financial; (ii) all capital lease obligations of First Financial; (iii) all obligations of First Financial issued or assumed as the deferred purchase price of property, all conditional sale obligations of First Financial and all obligations of First Financial under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of First Financial for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which First Financial is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of First Financial (whether or not such obligation is assumed by First Financial), whether incurred on or prior to the date of the indenture or thereafter incurred, unless, with the prior approval of the OTS (or such other bank regulatory authority that is First Financial's primary holding company regulator) (if not otherwise generally approved), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior or are equal in right of payment to the debt securities; provided, however, that senior debt shall not include (A) any other debt securities, issued to any trust other than the Trust (or a trustee of such trust), partnership or other entity affiliated with First Financial that is a financing entity of First Financial in connection with the issuance by such financing entity of equity securities or other securities in transactions substantially similar in structure to the transaction contemplated under the indenture and in the declaration or (B) any guarantees of First Financial in respect of the equity or other securities of any financing entity referred to in clause (A) above guaranteed by First Financial pursuant to an instrument that ranks equal in right of payment to the guarantee. Accordingly, our obligations under the exchange debt securities will rank equal to other junior subordinated deferrable interest debt securities issued by us to similar trusts, if any.

            We are a unitary savings and loan association holding company regulated by the OTS, and almost all of our consolidated assets are owned by First Federal. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debt securities should look only to us for payments on the exchange debt securities. We will primarily rely on dividends from First Federal and our other subsidiaries to pay for the interest expense on our debt securities and our non-bank operating expenses. Our interest expense was $412,000 for the six months ended March 31, 2004, and our non-bank operating expenses were $1.1 million for the six months ended March 31, 2004. First Federal reimburses us for the income tax benefit of such interest and operating expenses. There are regulatory limitations on the payment of dividends directly or indirectly to us from First Federal. In addition, First Federal is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from First Federal unless the loans are secured by various types of collateral. You should read "Risk Factors --Banking laws and regulations limit our access to funds from our affiliates, which may prevent us from making payments under the exchange debt securities and the exchange guarantee."

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            Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the exchange capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors and preferred equity holders of that subsidiary (including depositors, in the case of First Federal), except to the extent we may be recognized as a creditor of that subsidiary. At March 31, 2004, our subsidiaries had total liabilities, including deposits, of $2.2 billion. Accordingly, the exchange debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries (including First Federal's deposit liabilities and any future preferred equity of our subsidiaries) and all liabilities and preferred equity of any of our future subsidiaries. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of us or any subsidiary, including senior indebtedness.

Restrictions on Transfer

            The exchange debt securities will be issued and may be transferred only in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of exchange debt securities in unauthorized denominations will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such exchange debt securities for any purpose, including, but not limited to, the receipt of payments on such exchange debt securities, and such purported transferee shall be deemed to have no interest whatsoever in such exchange debt securities.

Governing Law

            The indenture is and the exchange debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

Information Concerning the Indenture Trustee

            Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the indenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of exchange debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.

DESCRIPTION OF EXCHANGE GUARANTEE

            We will execute and deliver the exchange guarantee at the same time the exchange capital securities are issued. The exchange guarantee will be qualified as an indenture under the Trust Indenture Act upon effectiveness of the exchange offer registration statement. The terms of the exchange guarantee are identical in all material respects to the terms of the original guarantee. This summary of the material provisions of the exchange guarantee is not complete and is subject to, and qualified in its entirety by, the exchange guarantee and the Trust Indenture Act. The guarantee trustee will hold the exchange guarantee for the benefit of the holders of the exchange capital securities. You can obtain a copy of the exchange guarantee by requesting it from us. Wilmington Trust Company will act as guarantee trustee under the exchange guarantee.

General

            We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the payments with respect to the exchange capital securities to the extent not paid by the Trust. The payments that will be subject to the exchange guarantee are:

  any accumulated and unpaid distributions required to be paid on the exchange capital securities, to the extent that the Trust has funds available in the property account at that time;

  the applicable redemption price with respect to the exchange capital securities that are redeemed by the Trust to the extent that the Trust has funds available in the property account at that time; and

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  upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the exchange debt securities to holders of the exchange capital securities), the lesser of (a) the liquidation amount and any accumulated and unpaid distributions on the exchange capital securities, to the extent the Trust has funds available in the property account at that time, and (b) the amount of assets of the Trust remaining available for distribution to holders of exchange capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

            The exchange guarantee will rank subordinate and junior to all senior debt to the extent provided in the exchange guarantee, as discussed under "-- Status of the Exchange Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the exchange capital securities or by causing the Trust to pay these amounts to the holders of the exchange capital securities.

            The exchange guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the exchange capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make interest and other payments on the exchange debt securities held by the Trust, then the Trust will not be able to pay you the distributions and other amounts due on the exchange capital securities since it will not have funds legally available therefor. You should read "Relationship Among the Exchange Capital Securities, the Exchange Debt Securities and the Exchange Guarantee." The exchange guarantee does not limit us or our subsidiaries from incurring or issuing other secured or unsecured debt, including senior debt, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

            The holders of a majority in aggregate liquidation amount of the exchange capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our exchange guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our exchange guarantee provided, however, that the guarantee trustee shall have the right to decline to follow any such direction if the guarantee trustee determines that the actions would unjustly prejudice the holders not taking part, or if the guarantee trustee is advised by legal counsel that the action may not be lawfully taken, or if the guarantee trustee determines that the action would involve the guarantee trustee in personal liability. Any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

            If we default on our obligation to pay amounts payable under the debt securities, the Trust will lack funds for the payment of distributions and other amounts when due, and the holders of the exchange capital securities will not be able to rely upon the exchange guarantee for payment of such amounts. Instead, if an event of default exists that is attributable to our failure to pay principal of or interest on the debt securities on a payment date, then any holder of exchange capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on such debt securities having a principal amount equal to the aggregate liquidation amount of the exchange capital securities of that holder. In connection with a direct action, we will have a right of set-off under the indenture to the extent that we made any payment to the holder of exchange capital securities in the direct action. Except as described herein, holders of exchange capital securities will not be able to exercise directly any other remedy available to the holders of the debt securities or assert directly any other rights in respect of the debt securities. The trust agreement provides that each holder of exchange capital securities by accepting the exchange capital securities agrees to the provisions of the exchange guarantee and the indenture.

            We will, through our exchange guarantee, the trust agreement, the debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the exchange capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities. You should read "Relationship Among the Exchange Capital Securities, the Exchange Debt Securities and the Exchange Guarantee" for more information about our exchange guarantee.

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Status of the Exchange Guarantee

            Our exchange guarantee will constitute an unsecured obligation and will rank subordinate and junior to all present and future senior debt in the same manner as the exchange debt securities, as described under "Description of Exchange Debt Securities -- Subordination." In addition, because we are a savings and loan holding company, our right to participate in any distribution of First Federal's assets upon First Federal's liquidation or reorganization or otherwise is subject to the prior claims of First Federal's creditors (including its depositors) and any preferred equity holders (if First Federal should issue any preferred stock in the future), except to the extent we may be recognized as a creditor of First Federal. Accordingly, our obligations under the exchange guarantee effectively will be subordinated to all existing and future liabilities and preferred equity of our present and future subsidiaries (including depositors of First Federal). As a result, claimants should look only to our assets for payments under the exchange guarantee. You should read "Risk Factors -- Banking laws and regulations limit our access to funds from our affiliates, which may prevent us from making payments under the exchange debt securities and the exchange guarantee," "-- The right of the Trust to receive payments on the exchange debt securities will generally have an exchange junior position to claims of creditors and any preferred equity holders of our subsidiaries, which can limit your ability to receive payments on the exchange capital securities" and "Description of Exchange Debt Securities -- General."

            Our exchange guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by our other financing entities. Our exchange guarantee of the Trust's exchange capital securities does not limit the amount of secured or unsecured debt, including senior debt, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities and may issue preferred equity.

            Our exchange guarantee will constitute a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against any other person or entity. Our exchange guarantee will be held for the benefit of the holders of the exchange capital securities. Our exchange guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the exchange debt securities to, the holders of the exchange capital securities.

Events of Default

            There will be an event of default under the exchange guarantee if we fail to perform any of our payment or other obligations under the exchange guarantee; except that with respect to a default in payment of any guarantee payment, we must have received notice of the default and not have cured the default within 60 days after receipt of the notice. The holders of a majority in liquidation amount of the exchange capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under our exchange guarantee provided, however, that the guarantee trustee shall have the right to decline to follow any such direction if the guarantee trustee determines that the actions would unjustly prejudice the holders not taking part, or if the guarantee trustee is advised by legal counsel that the action may not be lawfully taken, or if the guarantee trustee determines that the action would involve the guarantee trustee in personal liability.

            In the event of a failure to make a payment under the exchange guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce the rights of the guarantee trustee under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

            We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our exchange guarantee.

Amendments and Assignment

            Except with respect to any changes that do not adversely affect the rights of holders of the exchange capital securities (in which case no vote will be required), the exchange guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding exchange capital securities. You should read "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in

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the exchange guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the exchange capital securities then outstanding. We, as guarantor, may not assign our rights or delegate our obligations under the exchange guarantee, except in connection with any merger or consolidation as permitted by the indenture.

Termination of the Guarantee

            Our exchange guarantee will terminate upon:

  full payment of the applicable redemption price of all outstanding exchange capital securities;

  full payment of the liquidation distribution payable upon dissolution of the Trust; or

  distribution of exchange debt securities to the holders of the exchange capital securities.

            Our exchange guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the exchange capital securities must restore payment of any sums paid under the exchange capital securities or the exchange guarantee.

Information Concerning the Guarantee Trustee

            The guarantee trustee, except if we default under the exchange guarantee, will undertake to perform only such duties as are specifically set forth in the exchange guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the exchange guarantee at the request of any holder of the exchange capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Governing Law

            The exchange guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

DESCRIPTION OF ORIGINAL SECURITIES

            We refer to the original capital securities, the original guarantee and the original debt securities collectively as the original securities and refer to the exchange capital securities, the exchange guarantee and the exchange debt securities collectively as the exchange securities.

            The terms of the original securities are identical in all materials respects to the exchange securities, except that:

  original securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable registration rights agreement, which rights will terminate upon consummation of the exchange offer, except under limited circumstances;

  the exchange capital securities will not provide for any increase in the coupon rate; and

  the exchange debt securities will not provide for any liquidated damages.

            The original securities provide that, if a registration statement relating to the exchange offer is not declared effective by the SEC on or prior to the 180th day after the issue date, liquidated damages shall accrue on the principal amount of the original debt securities, and additional distributions shall accumulate on the liquidation amount of the original capital securities, each at a rate of 25 basis points per annum. In addition, the original capital securities provide that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the coupon rate borne by the original capital securities will increase by 25 basis points per annum for the period from the

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occurrence of such event until such time as the exchange offer has been consummated. The exchange capital securities are not, and upon consummation of the exchange offer, the original capital securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk Factors - Your failure to exchange original capital securities may adversely affect your ability to sell such securities" and "Description of Exchange Capital Securities."

RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE
EXCHANGE DEBT SECURITIES AND THE EXCHANGE GUARANTEE

Full and Unconditional Guarantee

            We will irrevocably guarantee payments of distributions and other amounts due on the exchange capital securities to the extent the Trust has funds available in the property account to make such payments as and to the extent set forth under "Description of Exchange Guarantee." Taken together, our obligations under the debt securities, the indenture, the trust agreement and the exchange guarantee will provide a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the exchange capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities.

            If and to the extent that we do not make the required payments on the debt securities, the Trust will not have sufficient funds to make its related payments, including distributions on the exchange capital securities. Our exchange guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of exchange capital securities, is to institute a direct action against us. Our obligations will be subordinate and junior to all senior debt.

Sufficiency of Payments

            As long as we pay the interest and other payments when due on the exchange debt securities, the Trust will have sufficient funds to cover distributions and other amounts due on the exchange capital securities, primarily because:

  the aggregate principal amount or prepayment price of the exchange debt securities will equal the sum of the liquidation amount or redemption price, as applicable, of the exchange capital securities;

  the interest rate and interest payment dates and other payment dates on the exchange debt securities will match the distribution rate and distribution payment dates and other payment dates for the exchange capital securities;

  as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of exchange capital securities; and

  the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement Rights of Holders of Exchange Capital Securities

            You, as holder of exchange capital securities, may institute a legal proceeding directly against us for nonpayment of amounts payable on the exchange capital securities and to enforce the rights of the guarantee trustee under our exchange guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

            A default or event of default under any senior debt would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior debt, or there is a distribution of our assets upon a bankruptcy, insolvency or similar proceeding involving us, the subordination provisions of the indenture provide that we cannot make payments in respect of the debt securities until we have paid

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the senior debt in full or we have cured the related default or the related default has been waived. Our failure to make required payments on debt securities would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

            The exchange capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the trust securities, using the proceeds from the sale of the trust securities to acquire the original debt securities, exchanging the original capital securities and original debt securities in the exchange offer, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an exchange capital security and a holder of an exchange debt security is that a holder of an exchange debt security will be entitled to receive from us the principal of (and premium, if any) and interest on exchange debt securities held, while a holder of exchange capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our exchange guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

Rights Upon Dissolution

            Unless the exchange debt securities are distributed to holders of the exchange capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the exchange capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. You should read "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Debt Securities."

            If we are voluntarily or involuntarily liquidated or bankrupted, the institutional trustee, as holder of the exchange debt securities, would be one of our subordinated creditors, subordinated in right of payment to all senior debt, but entitled to receive payment in full of the principal of and interest on the exchange debt securities, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the exchange guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its capital securities), the positions of a holder of exchange capital securities and a holder of exchange debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

            In the opinion of Silver, Freedman & Taff, L.L.P., special United States federal income tax counsel to us and the Trust, the following describes the material United States federal income tax consequences of the purchase, ownership and disposition of an exchange capital security.

            This summary addresses only the tax consequences to a person that acquires a capital security on its original issuance at its original price and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of a capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated

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investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold a capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to a capital security. This discussion is addressed to a United States Holder, which is defined as a beneficial owner of a capital security that, for United States federal income tax purposes, is (or is treated as):

  a citizen or individual resident of the United States;

  a corporation or partnership (or entity treated for United States federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  an estate the income of which is includible in gross income for United States federal income tax purposes without regard to its source; or

  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the ability to control all substantial decisions of the trust or certain electing trusts in existence on August 20, 1996, to the extent provided in Treasury regulations.

            This summary does not address the special consequences to a "Non-United States Holder" who is a beneficial owner of a capital security. For purposes of this discussion, a "Non-United States Holder" generally is any corporation, individual, partnership, estate or trust that is not a United States Holder for federal income tax purposes.

            This summary does not address the tax consequences to any stockholder, partner or beneficiary of a holder of an exchange capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Silver, Freedman & Taff, L.L.P. is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this prospectus. We can give no assurance that the opinions expressed will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

            PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

Exchange of Capital Securities

            The exchange of the original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for United States federal income tax purposes and, therefore, should not be a taxable event to United States Holders for United States federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the original capital securities. If the exchange were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a United States Holder should have the same adjusted tax basis and holding period in the exchange capital securities as the holder had in the original capital securities immediately before the exchange.

Classification of the Exchange Debt Securities

            We intend to take the position that the exchange debt securities will be classified for federal income tax purposes as our indebtedness. We, together with the Trust and the holders of the exchange capital securities (by acceptance of a beneficial interest in a capital security) will agree to treat the exchange debt securities as our indebtedness for all United States federal income tax purposes. We cannot be sure that this position will not be challenged by the Internal Revenue Service, referred to as the IRS, or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the exchange debt securities will be classified as our indebtedness for United States federal income tax purposes.

Classification of the Trust

            In connection with the issuance of the original capital securities, Silver, Freedman & Taff, L.L.P. rendered its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be classified as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, the Trust will not be subject to United States federal income tax, each holder of an exchange capital security will be considered the owner of an undivided portion of the exchange debt securities owned by the Trust and each United States Holder of an exchange capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the exchange debt securities.

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Interest Income and Original Issue Discount

            Under the terms of the indenture, we have the right to defer the payment of interest on the exchange debt securities at any time or from time to time for one or more extension periods, with each extension period not exceeding 20 consecutive quarterly periods, provided that no extension period shall end on a date other than an interest payment date or extend beyond April 6, 2034. By reason of that right, the Treasury regulations will subject the exchange debt securities to the rules in the Code and Treasury regulations on debt instruments issued with original issue discount, unless the indenture or exchange debt securities contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is remote since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the exchange debt securities will not be considered to be issued with original issue discount and, accordingly, stated interest on the exchange debt securities generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

            Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the exchange debt securities would at that time be treated as issued with original issue discount, and all stated interest on the exchange debt securities would thereafter be treated as original issue discount as long as the exchange debt securities remain outstanding. If this occurred, all of a United States Holder's interest income (including any liquidated damages) with respect to the exchange debt securities would thereafter be accounted for on an economic accrual basis over the remaining term of the exchange debt securities regardless of such United States Holder's regular method of tax accounting, and actual distributions of stated interest would not be separately reported as taxable income. Consequently, a United States Holder of an exchange capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during an extension period. The amount of such includible original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be remote, the exchange debt securities would be treated as having been originally issued with original issue discount. In such event, a United States Holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the exchange debt securities at the stated interest rate, regardless of such United States Holder's method of tax accounting, and actual cash payments of interest on the exchange debt security would not be separately includible in gross income. These Treasury regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described in this prospectus.

Dividends Received Deduction

            Because income on the exchange capital securities will constitute interest or original issue discount, corporate holders of the exchange capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the exchange capital securities.

Receipt of Exchange Debt Security or Cash upon Liquidation of the Trust

            We will have the right at any time to liquidate the Trust and cause the exchange debt securities to be distributed to the holders of the exchange capital securities, subject to our receiving an opinion of counsel to the effect that, if we distribute the debt securities, the holders of the capital securities will not experience a taxable event under United States federal income tax laws and any required regulatory approval. See "Description of Exchange Capital Securities -- Liquidation of the Trust and the Exchange Debt Securities." Under current law, the liquidation of the Trust and the distribution of the debt securities to United States Holders of exchange capital securities, for United States federal income tax purposes, would be treated as a nontaxable event to each United States Holder, and the aggregate adjusted tax basis in the exchange debt securities received by such holder would be equal to the holder's aggregate tax basis in its exchange capital securities surrendered. A United States Holder's holding period in the exchange debt securities received in liquidation of the Trust would be the same as the holding period that the holder had in the exchange capital securities surrendered.

            If a United States Holder receives exchange debt securities in exchange for such holder's exchange capital securities, the United States Holder would continue to accrue interest, and original issue discount, if any, in respect of those exchange debt securities in the manner described above.

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            The debt securities may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for United States federal income tax purposes, a taxable disposition of the redeemed capital securities, the tax consequences of which are described below under "-- Sales or Redemptions of Exchange Capital Securities."

Sales or Redemptions of Exchange Capital Securities

            On a sale or redemption of an exchange capital security for cash, a United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the exchange capital security and the amount realized on the sale or redemption of that exchange capital security. If the rules regarding original issue discount do not apply, a United States Holder's adjusted tax basis in an exchange capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder's basis will be increased by any accrued but unpaid interest. If the rules regarding original issue discount apply, a United States Holder's adjusted tax basis in an exchange capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received on the exchange capital security, other than payments of interest or liquidated damages received with respect to the periods prior to the effective date of First Financial's exercise of its option to defer payments of interest in the event that the rules regarding original issue discount were to apply solely as a result of such exercise. Gain or loss recognized on a sale or redemption of an exchange capital security will be capital gain or loss. Capital gain recognized by an individual in respect of an exchange capital security held for more than one year as of the date of sale or redemption is currently subject to a maximum United States federal income tax rate of 15%.

            The exchange capital securities may trade at a price that discounts any accrued but unpaid interest on the exchange debt securities. Therefore, the amount realized by a United States Holder who disposes of an exchange capital security between distribution payment dates and whose adjusted tax basis in the exchange capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted tax basis in the exchange capital security. A United States Holder's adjusted tax basis in an exchange capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a United States Holder that uses an accrual method of accounting, under the accrual accounting rules (as discussed above). In that case, the United States Holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-United States Holders

            Under current United States federal income tax laws, subject to the discussion below of backup withholding, payments by the Trust or any of its paying agents to a Non-United States Holder will not be subject to United States federal income or withholding tax, provided that the Non-United States Holder (a) generally does not own, actually or constructively, ten percent or more of total combined voting power of all classes of our stock entitled to vote, (b) is not a controlled foreign corporation that is related to us through stock ownership, (c) is not a bank whose receipt of interest on the exchange debt securities is described in Section 881(c)(3)(A) of the Code, and (d) is not a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, and either (A) the Non-United States Holder certifies to the Trust or its agent, on IRS Form W-8BEN (or appropriate successor document), to the Trust or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business, referred to as a "Financial Institution," and holds the exchange capital security in that capacity certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the Non-United States Holder by it or by a Financial Institution between it and the Non-United States Holder and furnishes the Trust or its agent with a copy thereof.

            If a Non-United States Holder does not qualify for the foregoing exemption from withholding, or if it is determined that the exchange debt securities should be classified as equity for United States tax purposes, payments of interest, including liquidated damages and payments relating to any accrued original issue discount, to that Non-United States Holder may be subject to withholding tax at a tax rate of 30%, which tax may be subject to reduction, including exemption, under any applicable tax treaty, provided the Non-United States Holder supplies at

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the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN, or appropriate successor form, to report its eligibility for that reduced rate or exemption.

            If a Non-United States Holder is engaged in a trade or business in the United States and interest on the exchange capital securities (or the exchange debt securities) is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest (and any liquidated damages) at graduated rates on a net income basis in generally the same manner as if it were a United States Holder, provided the non-United States Holder supplies to the Trust or its agent, at the time of its initial purchase, and at all subsequent times that are required under the Treasury regulations, a written statement, such as a properly executed IRS Form W-8ECI, or appropriate successor form, that such income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that holder and is includible in the holder's gross income for the taxable year. In addition, if such Non- United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (as determined under Code Section 884). For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-United States Holder entitled to the benefits of a tax treaty with the United States, the foregoing discussion generally applies only if the Non-United States Holder is engaged in business in the United States through a United States permanent establishment and the income on the exchange debt securities is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends.

            Any gain recognized upon a sale or other disposition of exchange capital securities (or exchange debt securities) generally will not be subject to United States federal income tax unless (1) the gain is, or is treated as, effectively connected with a United States trade or business of the Non-United States Holder or (2) in the case of a Non-United States Holder who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and other conditions are met.

Backup Withholding Tax and Information Reporting

            The amount of interest, including original issue discount, accrued on exchange capital securities held of record by United States persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding will apply to payments of interest to non-exempt United States persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. The current backup withholding rate is 28%.

            Payment of the proceeds from the disposition of exchange capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

            Non-United States Holders are generally exempt from the backup withholding rules but are required to comply with certification and identification requirements to prove their exemption. Non-United States Holders may be subject to certain information reporting rules.

            Any amount withheld from a United States Holder under the backup withholding rules will be allowed as a refund or credit against such United States Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

            It is anticipated that income on exchange capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of exchange capital securities by January 31 following each calendar year.

            THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A UNITED STATES HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN EXCHANGE CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

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ERISA CONSIDERATIONS

General

            In evaluating the purchase of exchange capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the ERISA, a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

  whether the acquisition and ownership of exchange capital securities is in accordance with the documents and instruments governing such Plan;

  whether the ownership of exchange capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code;

  whether the assets of the Trust are treated as assets of the Plan; and

  the need to value the assets of the Plan annually.

            In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the purchase of exchange capital securities should consider whether the ownership of the exchange capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

            Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the exchange capital securities. Any fiduciary of such a governmental or church plan considering an investment in the exchange capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

            The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

            PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Plan Asset Regulation

            Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Assets Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company, and it is not expected that the exchange capital securities will be "publicly offered securities" within the meaning of the Plan Asset Regulation.

            Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the exchange capital securities, the aggregate interest in the exchange capital securities held by benefit plan investors, as defined in the Plan Asset

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Regulation, will be less than 25% of the aggregate outstanding principal amount of the exchange capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans purchase the exchange capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The institutional trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the exchange capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the institutional trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the institutional trustee will be for the most part custodial and ministerial in nature.

Prohibited Transactions

            First Financial (the obligor with respect to the debt securities held by the Trust), the Trust and its or the Trust's affiliates or the institutional trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the exchange capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the exchange capital securities or acquiring exchange debt securities, any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the exchange capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

            The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA which is investing in the exchange capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

  Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

  PTCE 91-38, regarding investments by bank collective investment funds;

  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  PTCE 96-23, regarding transactions effected by in-house asset managers; and

  PTCE 95-60, regarding investments by insurance company general accounts.

            No person who is, or who in acquiring exchange capital securities is using the assets of, a Plan or IRA may acquire exchange capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the exchange capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the exchange capital securities by any person who is, or who in acquiring such exchange capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the trustee of the Trust, First Financial and the initial purchaser either that:

  it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase;

  such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption; or

  the acquisition or holding of the exchange capital securities does not result in a breach of the fiduciary obligations set forth in Part 4 of Title I of ERISA.

            In the case of exchange capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the institutional trustee of the Trust, First Financial and the initial purchaser.

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            THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE, AND IT CANNOT BE, AND IS NOT INTENDED TO BE, ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT IN ADVANCE WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

            FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, FIRST FINANCIAL, THE INSTITUTIONAL TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN.

            NEITHER THE INSTITUTIONAL TRUSTEE NOR ANY OTHER PERSON ASSOCIATED WITH THE TRUST WILL BE RESPONSIBLE FOR ANY DECISION TO INVEST, HOLD OR DISPOSE OF THE ASSETS OF ANY PLAN OR IRA IN THE TRUST.

            ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL IN ADVANCE OF SUCH ACQUISITION.

PLAN OF DISTRIBUTION

            Each broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and the Trust have agreed that, starting on the expiration date and ending on the close of business on the 90th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the exchange securities may be required to deliver a prospectus.

            We and the Trust will not receive any proceeds from any sale of exchange capital securities by broker-dealers. Exchange capital securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

            For a period of 90 days after the expiration date, we and the Trust will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the Trust have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the capital securities, other than commissions or concessions of any broker-dealers and will indemnify the holders of the exchange capital securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

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LEGAL MATTERS

            The validity of the exchange capital securities, the exchange guarantee and the exchange debt securities will be passed upon for us by Breyer & Associates PC. Certain matters of Delaware law relating to the validity of the exchange capital securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust. Certain matters relating to United States Federal income tax considerations will be passed upon for us by Silver, Freedman & Taff, L.L.P., special tax counsel to us.

EXPERTS

            The consolidated financial statements of First Financial Holdings, Inc. and subsidiaries as of September 30, 2003 and 2002, and for each of the years in the three-year period ended September 30, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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You should rely only on the information contained in this prospectus or that to which we have referred you. We have not authorized anyone to provide you with any additional or different information. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of First Financial Holdings, Inc. or the Trust may change after the date of this prospectus. Delivery of this prospectus and the sales of securities made hereunder does not mean otherwise.
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TABLE OF CONTENTS

Page
Available Information	2
Incorporation of Certain Documents by Reference	2
Forward Looking Statements	3
Summary	5
Selected Consolidated Financial Information	15
Risk Factors	17
Risks Related to Your Investment in the Exchange Capital Securities	17
Risks Relating to First Financial Holdings, Inc. and Subsidiaries	23
Use of Proceeds	29
Accounting Treatment	29
Capitalization	30
First Financial Holdings, Inc.	31
Regulation and Supervision	32
First Financial Capital Trust I	33
The Exchange Offer	33
Description of Exchange Capital Securities	43
Description of Exchange Debt Securities	55
Description of Exchange Guarantee	66
Description of Original Securities	69
Relationship Among the Exchange Capital Securities, the Exchange Debt Securities and the Exchange Guarantee	69
Certain United States Federal Income Tax Consequences	71
ERISA Considerations	75
Plan of Distribution	78
Legal Matters	79
Experts	79

FIRST FINANCIAL
CAPITAL TRUST I

Offer to Exchange its
7.0% Capital Securities, Series B
(liquidation amount $1,000
per exchange capital security)
which have been registered under the
Securities Act of 1933 for any and
all of its outstanding 7.0% Capital Securities,
Series A (liquidation amount $1,000
per original capital security)

____________________

____________________

Fully and unconditionally guaranteed,
to the extent described in this
prospectus, by

FIRST FINANCIAL
HOLDINGS INC.

PROSPECTUS

July 23, 2004

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